Table of Contents

File No. 024-______________

As filed with the Securities and Exchange Commission on December 6, 2021

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 6, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

XTRA Bitcoin, Inc.

100,000,000 Shares of Common Stock

By this Offering Circular, XTRA Bitcoin, Inc., a Wyoming corporation, is offering for sale a maximum of 100,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $._____[0.01-0.04] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $500. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around January 7, 2022; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	100,000,000	[$0.01-$.04]	$-0-	[$1,000,000-$4,000,000]
(1)

We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $12,500. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “CBTC” in the OTC Pink marketplace of OTC Link. On December 1, 2021, the closing price of our common stock was $0.0067 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. You should purchase such securities only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

Our Series A Preferred Stock has the following voting rights: if at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of (a) the total number of shares of our common stock which are issued and outstanding at the time of voting plus (b) the total number of shares of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which are issued and outstanding at the time of voting. One of our officers and directors, Paul Knudson, as the owner of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 25). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2021.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to XTRA Bitcoin, Inc., a Wyoming corporation.

Our Company

Our company was incorporated under the laws of the State of New Jersey in October 1998 as Diamond Information Institute, Inc. In May 2011, our company was re-domesticated from the State of New Jersey to the State of Wyoming and changed its corporate name to Therapy Cells, Inc. On June 25, 2019, we acquired by merger XTRA Bitcoin LLC, a Wyoming limited liability company (“Private XTRA”), and, in connection therewith, changed our corporate name to XTRA Bitcoin Inc. The merger transaction with Private XTRA caused a change in control of our company, with Mr. Paul Knudson becoming our controlling shareholder and an officer and director.

Our company operates as a “miner” of bitcoin and cryptocurrency. Bitcoin and other cryptocurrencies are specialized applications of blockchain technology. Blockchains are encrypted distributed ledgers maintained on the internet. Mining is the process of validating the authenticity of encrypted blocks of transactions and updating the cryptocurrency’s blockchain ledger. (See “Business”).

Offering Summary

Securities Offered	100,000,000 shares of common stock, par value $0.0001 (the Offered Shares).
Offering Price	$.___[$0.01-$.04] per Offered Share.
Shares Outstanding Before This Offering	2,048,474,905 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	2,148,474,905 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights	Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. Our Series A Preferred Stock has the following voting rights: if at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of (a) the total number of shares of our common stock which are issued and outstanding at the time of voting plus (b) the total number of shares of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which are issued and outstanding at the time of voting. One of our officers and directors, Paul Knudson, as the owner of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “CBTC” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for crytocurrency miners, electric infrastructure, utility expenses, sales expenses and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 912 Bobwhite Street, Fruitland, Idaho 83619; our telephone number is 208-452-4566; our corporate website is located at www.xtrabitcoin.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Associated with the Ongoing COVID-19 Panademic

The ongoing COVID-19 pandemic significantly negatively impacted our operations during 2020 and it continues to have an impact on our current operations. We were forced to cease mining operations during the last three quarters of 2020, due to the shut down of the Canadian border. Our operations have restarted, but remain below planned levels, due to the continued shut down of the Canadian border. We are unable to predict if and when such border will be reopened. The longer the border shut down continues, our financial condition will suffer.

Risks Related to Our Company

There is doubt about our ability to continue as a viable business. We have never earned a profit from our operations. There is no assurance that we will ever earn a profit.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our full plan of business. There is no assurance that we will be able to obtain sources of financing, in order to satisfy our working capital needs.

We do not have a successful operating history. We are without a history of profitable operations, which makes an investment in the Offered Shares speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our reliance on suppliers and cryptocurrency exchanges;
•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business plan;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in highly competitive and rapidly evolving business;
•	our ability to respond and adapt to changes in technology and cybersecurity threats;
•	our ability to protect our intellectual property and to develop, maintain and enhance strong brands.
•	our ability to adapt to regulatory and legal changes relating to mining and use of cryptocurrencies;
•	loss of value due to price volatility at time of sale of cryptocurrencies;
•	our ability to secure our cryptocoins from loss, theft or restriction of access;
•	risks related to delays in acquisition, obsolescence and equipment malfunction;
•	inadequate cryptocoin awards transaction fees to sustain mining operations;
•	inability to obtain mining equipment;
•	inability to insure operations due to nature of business or uneconomical cost of coverage;
•	loss of coins due to incorrect or fraudulent transactions that are irreversible;
•	competition with other cryptocurrencies, technologies, investment strategies and industry changes; and
•	geopolitical events, economic crisis, and banking regulations affecting cryptocurrencies.

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There are risks and uncertainties encountered by early-stage companies. As an early-stage company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may not be successful in establishing our business model. We are unable to offer assurance that we will be successful in establishing our planned cryptocurrency mining operations. Should we fail to implement successfully our business plan, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit therefrom.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our cryptocurrency mining operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Chief Executive Officer’s serving without being paid on a current; the loss of this executive officer could disrupt our operations and adversely affect the development of our business. Our success in establishing our planned business will depend, primarily, on the continued service of our Chief Executive Officer, Paul Knudson, who serves our company, while deferring and accruing all compensation owed to him. While we have entered into an employment agreement with Mr. Knudson, the loss of service of Mr. Knudson, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies with respect to the cryptocurrency mining industry. Rather, our plans for implementing our cryptocurrency mining operations and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our planned operations.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

The further development and acceptance of the Bitcoin Network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in our company. Digital assets, such as bitcoins, that may be used to buy and sell goods and services, among other uses, are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the digital assets industry, in general, and the Bitcoin Network, in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital assets industry, as well as the Bitcoin Network, include:

•	continued worldwide growth in the adoption and use of bitcoins and other digital assets;
•	government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar digital assets systems;
•	the maintenance and development of the open-source software protocol of the Bitcoin Network;

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•	changes in consumer demographics and public tastes and preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
•	general economic conditions and the regulatory environment relating to digital assets.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us. As relatively new products and technologies, bitcoins and the Bitcoin Network have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Conversely, a sizable portion of bitcoin demand is generated by speculators and investors seeking to profit from the short or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of bitcoin, either of which could adversely impact an investment in us.

Significant Bitcoin Network contributors could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network, could adversely affect an investment in us. A small group of individuals contribute to the Bitcoin Core project on www.Github.com, a website that allows collaboration on source codes through the cloud. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individual(s) can propose refinements or improvements to the Bitcoin Network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin Network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoins. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the Bitcoin Blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in our securities. In the event a developer or group of developers proposes a modification to the Bitcoin Network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a “hard fork.” In such a case, the “hard fork” in the Blockchain could materially and adversely affect the perceived value of bitcoin as reflected on one or both incompatible blockchains, that may adversely affect an investment in us.

The open-source structure of the Bitcoin Network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Bitcoin Network and an investment in us. The Bitcoin Network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, Bitcoin is not represented by an official organization or authority. As the Bitcoin Network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin Network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer (Mr. van der Laan, among others, this type of financial incentive is not typical). The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin Network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin Network may reduce incentives to address the issues adequately or in a timely manner. This may adversely affect an investment in us.

If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the Bitcoin Network, it is possible that such actor or botnet could manipulate such Network in a manner that adversely affects an investment in us. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the blockchain on which the Bitcoin Network and all bitcoin transactions rely on by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the Bitcoin Network can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new bitcoins or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own bitcoins (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the Bitcoin Network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to the Network Blockchain may not be possible. Such changes could adversely affect an investment in us.

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In late May and early June 2014, a mining pool known as GHash.io approached and, during a 24 to 48-hour period in early June may have exceeded, the threshold of 50 percent of the processing power on the Bitcoin Network. To the extent that GHash.io did exceed 50 percent of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the Bitcoin Blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40 percent of the processing power on the Bitcoin Network. The approach to and possible crossing of the 50 percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the Bitcoin ecosystem, including the Core Developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining in excess of 50 percent of the processing power on the Bitcoin Network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase--which could adversely impact an investment in us.

If the award of bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high enough to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the Bitcoin Blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on the Bitcoin Network or the Blockchain, potentially permitting such actor to manipulate the Blockchain in a manner that adversely affects an investment in us. As the award of new bitcoins for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. The current fixed reward for solving a new block is six and one-quarter (6.25) bitcoin per block. This reduction may result in a reduction in the aggregate hashrate of the Bitcoin Network as the incentive for miners will decrease. “Hashrate” is the output of a hash function and, as it relates to bitcoin, the hashrate is the speed at which a compute is completing an operation in the bitcoin code. (A higher hashrate is better when mining as it increases the miner’s opportunity of finding the next block and receiving the then applicable bitcoin reward.)

Moreover, miners ceasing operations would reduce the aggregate hashrate on the Bitcoin Network, which could adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate on the Bitcoin Network. Periodically, the Bitcoin Network adjusts the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin Network protocol. We believe that, from time to time, there will be further considerations and adjustments to the Bitcoin Network regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on the Bitcoin Network could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of the Bitcoin Network may negatively impact the value of bitcoin which could adversely impact an investment in us.

To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell bitcoins earned by mining in the Bitcoin Exchange Market, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us. Over the past two years, Bitcoin Network mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power brought onto the Bitcoin Network is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations on a Bitcoin Exchange Market, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins for more extended periods. The immediate selling of newly mined bitcoins increases the supply of bitcoins on the Bitcoin Exchange Markets, creating downward pressure on the price of bitcoins.

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The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin-and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the Bitcoin Exchange Market more rapidly, thereby potentially reducing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a negative effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power from the Bitcoin Network. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network which could adversely impact an investment in us. To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Bitcoin Blockchain. Any systemic delays in the recording and confirmation of transactions on its blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network which could adversely impact an investment in us.

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in its blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked Bitcoin blockchains could adversely impact an investment in us. Bitcoin is an open source project and, although there is an influential group of leaders in the Bitcoin Network community (including the Core Developers), there is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades, typically posted to the bitcoin development forum on www.GitHub.com. A substantial majority of miners and bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, changes to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the Bitcoin Network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin Network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of Bitcoin Network software, a fork in the blockchain could develop and two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). Such a fork in its blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged. This kind of split in the Bitcoin Network could materially and adversely impact an investment in us and, in the worst-case scenario, harm the sustainability of the Bitcoin Network’s economy.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network. Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoins may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoins. As a result, any intellectual property claims against us or other large Bitcoin Network participants could adversely affect an investment in us.

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The Bitcoin Exchanges on which bitcoins trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other assets. In the event the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the price of bitcoin and can adversely affect an investment in us. Bitcoin Exchanges on which the bitcoins trade are new and, in most cases, largely unregulated. Furthermore, many Bitcoin Exchanges (including several of the most prominent U.S. Dollar Denominated Bitcoin Exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Bitcoin Exchanges, including prominent exchanges handling a significant portion of the volume of bitcoin trading.

Over the past four years, a number of Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Furthermore, the collapse of the largest Bitcoin Exchange in 2014 suggests that the failure of one component of the overall Bitcoin ecosystem can have consequences for both users of a Bitcoin Exchange and the Bitcoin industry as a whole.

A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in bitcoin value. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in us.

Political or economic crises may motivate large-scale sales of bitcoins, which could result in a reduction in Bitcoin value and adversely affect an investment in us. As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in bitcoin value and could adversely affect an investment in us.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in us. The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Bitcoin Blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

Currently, there over ten thousand alternate digital assets (or altcoins) in addition to Bitcoin, which, together, have a total estimated market capitalization of approximately $3.3 trillion. Bitcoin enjoys an estimated 50% market share and Ethereum, the largest altcoin, enjoys an estimated 25% market share. Despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that another digital asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a digital asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other digital assets we may become involved in and have a negative impact on the demand for, and price of, such digital assets and could adversely affect an investment in us.

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Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our bitcoins. Bitcoin and other cryptocurrencies exist as decentralized networks on the internet. Decentralization means that there is no controlling entity to provide security to market participants. This requires each party to adopt technology, processes and systems to protect and safekeep their bitcoin and crypto assets. We engage with leading exchanges like Coinbase as our hot wallet to receive, payout, and convert our mining payouts into fiat US Dollars. Accounts are password protected and require 2-factor authentication or an Authentication app for additional security. If we choose to hold bitcoins or any other cryptocurrency for investment purposes, we will rely on Bitgo Inc.’s multi-signature enterprise storage solution, cold wallets, future insured custodial services, or other combinations of soft and hard wallets to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. We believe that our accounts may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that either Bitgo Inc. or we or the exchanges we use are unable to identify and mitigate or stop new security threats, our crypto assets and systems may be subject to theft, loss, destruction or other attack which could adversely affect an investment in us.

Security threats to us could result in, a loss of our bitcoins, or damage to the reputation and our brand, each of which could adversely affect an investment in us. Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our bitcoins. Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, we may become an appealing target for security threats, such as hackers and malware.

We will primarily rely on leading exchanges such as Coinbase for our hot wallets and Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our investment holdings of bitcoins and other crypto currencies from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, exchanges, Coinbase and Bitgo Inc.’s security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by us.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. Security systems should treat bitcoin and crypto currencies as cash. Crypto currencies are controlled by their private keys. Anyone with the private key may transfer the asset. Implementing effective company policies regarding access to those private keys is required to secure our crypto assets. A loss of the private keys will result in a loss of the crypto asset. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed which could adversely affect an investment in us.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

A loss of confidence in our security system, or a breach of our security system, may adversely affect us and the value of an investment in us. We will take measures to protect us and our bitcoins from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our bitcoins. A security breach could harm our reputation or result in the loss of some or all of our bitcoins. A resulting perception that our measures do not adequately protect our bitcoins could result in a loss of current or potential shareholders, reducing demand for our Common Stock and causing our shares, even if not yet publicly traded, to decrease in value.

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Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in us. Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to its blockchain, an incorrect transfer of bitcoins or theft of bitcoins generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of bitcoins will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our bitcoins could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our bitcoins through error or theft, we will be unable to revert or otherwise recover incorrectly transferred bitcoins of our company. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.

Our bitcoins may be subject to loss, damage, theft or restriction on access. There is a risk that part or all of our bitcoins could be lost, stolen or destroyed. We believe that our bitcoins will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our bitcoins. Although we will primarily utilize exchanges, Coinbase and Bitgo Inc.’s enterprise multi-signature storage solution, to minimize the risk of loss, damage and theft, we cannot guarantee that we can prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to our bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect our operations and, consequently, an investment in us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our bitcoins for which no person is liable. The bitcoins held by us are not insured and are unlikely to be in the future. Therefore, a loss may be suffered with respect to our bitcoin which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

We may not have adequate sources of recovery if our bitcoins are lost, stolen or destroyed. If our bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.

The sale of our bitcoins to pay expenses at a time of low bitcoin prices could adversely affect an investment in us. We may sell bitcoins to pay expenses on an as-needed basis, irrespective of then-current bitcoin prices. Consequently, our bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low which could adversely affect an investment in us.

Intellectual property rights claims may adversely affect an investment in us. We are not aware of any intellectual property claims that may prevent us from operating and holding bitcoins; however, third parties may assert intellectual property claims relating to the operation of us and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extremely expensive and be borne by us through the sale of our bitcoins. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate our bitcoins. As a result, an intellectual property claim against us could adversely affect an investment in us.

Advances in mining technology, difficulty, and hash-rate competition could make our operations less profitable or even obsolete. Bitcoins are mined using computer technology to operate the mining protocol with algorithmic adjustments to the difficulty level required to validate transactions. To maximize bitcoin rewards, miners increase computing capacity, measured in hash rates, resulting in increasing difficulty adjustments. This creates a vicious cycle akin to an arms race with miners seeking to deploy the most powerful mining equipment possible. If there are technological advances in the hardware, software or other aspects of the mining technology, our operations could suffer reduction or elimination of our profits, accelerated depreciation of our assets and force us to increase investments in newer technologies to maintain operations. These operating variables could adversely affect an investment in us.

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Risks Related to Our Transaction Verification Business

The loss or destruction of a private key required to access a bitcoin wallet may be irreversible. Our loss of access to our private keys or a data loss relating to our company’s bitcoins could adversely affect an investment in our company. Bitcoins are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoins are held. We are required by the operation of the Bitcoin Network to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the Bitcoin Network. We will safeguard and protect the private keys relating to our bitcoins by primarily utilizing exchange security protocols like Coinbase’s authentication app which requires access to both company password protected accounts and company cell phone at same time for our hot wallet, and cold wallets or Bitgo Inc.’s enterprise multi-signature storage solution for investment holdings; to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the bitcoins held by it and the private key will not be capable of being restored by the Bitcoin Network. Any loss of private keys relating to digital wallets used to store our bitcoins could adversely affect an investment in us.

If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running data center operations it may have adverse effects on an investment in us. If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, our operating expenses may outweigh our revenues for mining bitcoins which may adversely impact an investment in us.

As the number of bitcoins awarded for solving a block in its blockchain decreases, the incentive for miners to continue to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoins and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us. In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin Network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees become too low, it may be economically unfeasible to maintain the network. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoins as a means of payment and existing users may be motivated to switch from bitcoin to another digital asset or back to fiat currency. Decreased use and demand for bitcoins may adversely affect their value and may adversely impact an investment in us.

Risks Related to Government Regulation

Regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in us. Until recently, little or no regulatory attention has been directed toward bitcoin and the Bitcoin Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC. FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market.

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On July 25, 2017, the SEC issued a Report of Investigation or Report which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of Ether which is the second largest reported digital currency. The Report emphasized that, whether or not a digital asset is a security, is based on the facts and circumstances. Many cryptocurrencies raise funding through the use of Initial Coin Offerings (or “ICOs”) that have not been qualified under federal securities laws. The unqualified (or registered) ICO offerings are the subject of intense and other regulatory scrutiny. In contrast to those non-SEC qualified offerings, we will only seek to raise public funding through the use of the offerings qualified or registered under the Securities Act of 1933.Our intent to invoke such Act is intended to negate any reason for the SEC’s various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the Commodity Exchange Act and CFTC regulations. Also, of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but has only become of legal tender status in El Salvador. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity, future or other regulated asset or, to the extent that a U.S. or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

Local state regulators such as the NYSDFS have also initiated examinations of bitcoin, the Bitcoin Network and the regulation thereof. In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this Offering Statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

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Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the Bitcoin Network and Bitcoin users.

Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to Bitcoin, forcing a ten (10) percent markup on top of market price, essentially preventing the operation of any Bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to Bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities.” However, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based Bitcoin Exchanges, OKCoin, Huobi and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other digital assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

In June 2021, China banned banks from facilitating cryptocoin transactions and banned all crypto mining in the country, stating that crypto mining is an “extremely harmful” industry that jeopardizes China’s pursuit of carbon neutrality [Source: Forbes.com]. With China’s government’s pointing to environmental concerns to justify its imposition of a ban on crypto mining, it has become more likely that Western nations may also attempt to regulate crypto mining activities under the auspices of existing or new environmental laws and regulations.

The effect of any future regulatory change on us, bitcoins or other digital assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

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Because the law regarding cryptocurrency and bitcoin is unsettled, some commentators have argued that it may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in our company’s securities may also be considered illegal and subject to sanction. Although bitcoin currently is not regulated, or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as a Money Services Business (MSB) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent we decide to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease our operations. Any termination of certain company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. To the extent that our activities cause us to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate our company to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the activities of our company cause us to be deemed a “money transmitter” (MT or equivalent designation) under state law in any state in which we operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLaicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone who exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and Wyoming, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. We will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, we and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate our company. Any such action may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future contract” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

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Bitcoins have been deemed to fall within the definition of a commodity and we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are currently applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act, the Exchange Act and/or the Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities, although that can change going forward. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

To the extent that bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our company as an investment company. Additionally, one or more states may conclude bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not be able to comply. Such additional registrations may result in extraordinary, non-recurring expenses for our company, thereby materially and adversely impacting an investment in our company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action may adversely affect an investment in us.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our company or our shareholders. Current IRS guidance indicates that digital assets such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which action can be expected to have an adverse affect an investment on an investment in our company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of digital assets such as bitcoins for state income tax purposes. Furthermore, they defined digital assets such as bitcoin to be a form of “intangible property,” meaning the purchase and sale of bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoins, generally; in either case potentially having a negative effect on prices in the Bitcoin Exchange Market and may adversely affect an investment in our company.

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Foreign jurisdictions may also elect to treat digital assets such as bitcoins differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could impact the price of bitcoins and negatively impact an investment in our company.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future. See the “Risk Factors” and “Business - Government Regulation” sections of this Offering Circular for more information.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our services. Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in its telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business. The secure transmission of confidential information over the Internet is essential to maintain consumer confidence. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party able to circumvent online security systems could steal proprietary information or cause interruptions in our operations. Our insurance policies’ limits may not be adequate to reimburse us for losses caused by security breaches. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations. Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect our online operations. The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

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Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;

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•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our officers and directors hold shares of our restricted common stock, but they are currently able to sell their shares in the market. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

The outstanding shares of our Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. One of our officers and directors, Paul Knudson, owns 100% of the outstanding shares of our Series A Preferred Stock. Our Series A Preferred Stock has the following voting rights: if at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of (a) the total number of shares of our common stock which are issued and outstanding at the time of voting plus (b) the total number of shares of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which are issued and outstanding at the time of voting. Mr. Knudson, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of September 30, 2021, was $(321,999) (unaudited), or $(0.0001) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$.____[0.001-0.005]
Net tangible book value per share as of September 30, 2021 (unaudited)	$ (0.0001)
Increase in net tangible book value per share after giving effect to this offering	$. [0.0003-0.0014]
Pro forma net tangible book value per share as of September 30, 2021 (unaudited)	$.____[0.0002-0.0013]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.____[0.0008-0.0036]

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$.____[0.001-0.005]
Net tangible book value per share as of September 30, 2021 (unaudited)	$ (0.0001)
Increase in net tangible book value per share after giving effect to this offering	$.____[0.0002-0.0011]
Pro forma net tangible book value per share as of September 30, 2021 (unaudited)	$.____[0.0001-0.0010]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.____[0.0009-0.0040]

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$.____[0.001-0.005]
Net tangible book value per share as of September 30, 2021 (unaudited)	$ (0.0001)
Increase in net tangible book value per share after giving effect to this offering	$.____[0.0002-0.0008]
Pro forma net tangible book value per share as of September 30, 2021 (unaudited)	$.____[0.0001-0.0007]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.____[0.0009-0.0043]

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$.____[0.001-0.005]
Net tangible book value per share as of September 30, 2021 (unaudited)	$ (0.0001)
Increase in net tangible book value per share after giving effect to this offering	$.____[0.0001-0.0004]
Pro forma net tangible book value per share as of September 30, 2021 (unaudited)	$.____[0.0000-0.0003]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.____[0.0010-0.0047]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	25,000,000	50,000,000	75,000,000	100,000,000
Gross proceeds	[$250,000-1,000,000]	[$500,000-2,000,000]	[$750,000-3,000,000]	[$1,000,000-4,000,000]
Offering expenses	12,500	12,500	12,500	12,500
Net proceeds	[$237,500-987,500]	[$487,500-1,987,500]	[$737,500-2,987,500]	[$987,500-3,987,500]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Deposits, Electric, Utility	$	[0-0]	$	[0-90,000]	$	[0-90,000]	$	[90,000-90,000]
Crypto Miners(1)		[49,400-205,400]		[101,400-394,680]		[153,400-602,680]		[205,400-810,680]
Electric Infrastructure and Transformers(2)		[19,000-79,000]		[39,000-151,800]		[59,000-231,800]		[59,000-311,800]
Electric Exp into CBT		[35,150-146,140]		[72,150-280,830]		[109,150-428,830]		[116,150-576,830]
Alt Crypto Miners T3		[83,900-348,800]		[172,250-670,400]		[260,600-1,023,700]		[308,800-1,377,000]
Installation of Container(3)		[11,875-49,400]		[24,375-94,875]		[36,875-144,875]		[49,400-194,875]
General and Administrative Expenses		[14,425-60,000]		[29,575-115,165]		[44,725-175,865]		[60,000-236,565]
Working Capital		[23,750-98,750]		[48,750-189,750]		[73,750-289,750]		[98,750-389,750]
TOTAL	$	[$237,500-987,500]	$	[$487,500-1,987,500]	$	[$737,500-2,987,500]	$	[$987,500-3,987,500]

(1)	Crypto Miners are the computer hardware used to mine bitcoin and other crypto currencies, also known as alt-coins. “Crypto” refers to various forms of cryptographic algorithms used to secure and validate data stored on blockchains. “Miners” are the specialized computer hardware that process the algorithms to validate “blocks” of transactions and add them to the public ledger, thereby building a “blockchain.” Bitcoin miners, such as those manufactured by Bitmain, MicroBT and others process encrypted data using the SHA-256 algorithm. Different crypto-currency algorithms require different specialized miners.
(2)	Crypto mining is a specialized application use of a Data Center. Data Centers consume large quantities of electricity 24/7/365 in a very dense, high load environment. These large electrical loads require high-capacity electrical infrastructure designed specifically for each mining operation. Example: At Wonka site, electrical infrastructure must be built to convey the 12,400 Volt 3 phase high voltage electrical power from the utility substation interconnect through-out our facility where it is processed through our large transformers down to 208 voltage, fed through distribution breaker panels and on to individual miners. Other sites are served by 66,000 Volt transmission lines that require us to build our own substations. Utility specifications, safety equipment, and national electrical codes must be strictly adhered to.
(3)	Installation costs are the walls, racks, distribution panels, wiring, power strips, cords, filters, fans, internet, security and other onsite costs to prepare the building to receive the miners.

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We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the bitcoin mining industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 100,000,000 Offered Shares on a best-efforts basis, at a fixed price of $.____[0.01-0.04] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Paul Knudson. Mr. Knudson will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Knudson is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Knudson:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 10.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 10.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please go to www.xtrabitcoin.com and electronically receive and review the information set forth on such website.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.xtrabitcoin.com, as well as on the SEC’s website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $500.00 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $100.00.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 2,900,000,000 shares of common stock, $.0001 par value per share; (b) 1,000,000 shares of Series A Preferred Stock, $.0001 par value per share; (c) 10,000,000 shares of Series B Preferred Stock, $.0001 par value per share; (d) 10,000,000 shares of Series C Preferred Stock, $.0001 par value per share; (e) 30,000,000 shares of Series D Preferred Stock, $.0001 par value per share; (f) 30,000,000 shares of Series E Preferred Stock, $.0001 par value per share; and (g) 10,000,000 shares of Series F Preferred Stock, $.0001 par value per share.

As of the date of this Offering Circular, there were (x) 2,048,474,905 shares of our common stock issued and outstanding, held by 34 holders of record; (y) 225,110 shares of Series A Preferred Stock issued and outstanding; and (z) 2,299,333 shares of Series E Preferred Stock issued and outstanding.

The descriptions of our shares of capital stock below are summaries and are qualified in their entirety by the source documents included as exhibits to the Offering Statement of which this Offering Circular forms a part.

Common Stock

In General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Wyoming law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, one of our sole officers and directors, Paul Knudson, owns a total of 31,903,252 shares, or approximately 1.5%, of our outstanding common stock.

In addition, Mr. Knudson owns all of the issued and outstanding shares of Series A Preferred Stock and thereby controls all corporate matters relating to our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Preferred Stock

Series A Preferred Stock. We are authorized to issue 1,000,000 shares of Series A Preferred stock, par value $0.0001. As of the date of this Offering Circular, there are 225,110 shares of Preferred Series A issued and outstanding.

One of our officers and directors, Paul Knudson, has beneficial ownership of all 225,110 issued and outstanding Series A Preferred Stock and, by such ownership, controls the outcome of all issues presented for a vote of our shareholders.

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Dividends. The Series A Preferred Stock shall be entitle to receive dividends when, as and if declared by our Board of Directors.

Voting Rights. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: (a) the total number of shares of common stock which are issued and outstanding at the time of voting, plus (B) the total number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock which are issued and outstanding at the time of voting.

Series B Preferred Stock. We are authorized to issue 10,000,000 shares of Series B Preferred Stock, par value $0.0001. As of the date of this Offering Circular, there are zero shares of Series B Preferred Stock issued and outstanding.

Dividends. The Series B Preferred Stock shall be entitle to receive dividends when, as and if declared by our Board of Directors.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our company, before any distribution or payment shall be made to any class of capital stock ranking junior to the Series B Preferred Stock, the Series B Preferred Stock shall be entitled to be paid out of our assets an amount equal to $1.00 per share. After full payment of such amount, the remaining assets of our company shall be distributed ratable to the holders of our Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and common stock.

Conversion Rights. Each share of Series B Preferred Stock is convertible at any time into the number of shares of our common stock determined pursuant to a formula based, in part, on the then-current market price of our common stock.

Anti-dilution Protection. Shares of the Series B Preferred Stock possess protection from dilution, in the case of reverse splits and forward splits.

Voting Rights. Series B Preferred Stock has one (1) vote for any election or other vote placed before our shareholders.

Price and Issuance. The initial price of each share of Series B Preferred Stock shall be $2.50, which price may be changed by a majority vote of our shareholders. The Series B Preferred Stock may be issued only in exchange for cancellation of debt or in exchange for shares of preferred stock.

Restrictions on Conversion. Shares of Series B Preferred Stock may not be converted into shares of our common stock (a) for a period of six months from issuance, if our company is then filing public reports pursuant to Section 12 or Section 15 of the Securities Exchange Act of 1934, or (b) for a period of twelve months if our company is not then filing such public reports.

Series C Preferred Stock. We are authorized to issue 10,000,000 shares of Series C Preferred Stock, par value $0.0001. As of the date of this Offering Circular, there are zero shares of Series C Preferred Stock issued and outstanding.

Dividends. The Series C Preferred Stock shall be entitle to receive dividends when, as and if declared by our Board of Directors.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our company, before any distribution or payment shall be made to any class of capital stock ranking junior to the Series C Preferred Stock, the Series C Preferred Stock shall be entitled to be paid out of our assets an amount equal to $1.00 per share. After full payment of such amount, the remaining assets of our company shall be distributed ratable to the holders of our Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and common stock.

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Conversion Rights. Each share of Series C Preferred Stock is convertible at any time into 40 shares of our common stock.

Anti-dilution Protection. Shares of the Series C Preferred Stock possess protection from dilution, in the case of reverse splits and forward splits.

Voting Rights. Series C Preferred Stock has one (1) vote for any election or other vote placed before our shareholders.

Issuance. The Series C Preferred Stock may be issued only in exchange for cancellation of debt or in exchange for shares of preferred stock.

Price. The initial price of each share of Series B Preferred Stock shall be $10.00, which price may be changed by our Board of Directors.

Series D Preferred Stock. We are authorized to issue 30,000,000 shares of Series D Preferred stock, par value $0.0001. As of the date of this Offering Circular, there are zero shares of Series D Preferred Stock issued and outstanding.

Dividends and Warrants. The Series D Preferred Stock shall be entitle to receive a stock dividend of 6% annually, that is, each share of Series D Preferred Stock would receive .06 of a share of Series D Preferred Stock annually. In addition, each share of Series D Preferred Stock, upon issuance, shall have attached two warrants to purchase one share of our common stock each at an exercise price of $.50; such warrants shall be exercisable for a period of two years from issuance.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our company, before any distribution or payment shall be made to any class of capital stock ranking junior to the Series D Preferred Stock, the Series D Preferred Stock shall be entitled to be paid out of our assets an amount equal to $2.50 per share. After full payment of such amount, the remaining assets of our company shall be distributed ratable to the holders of our Series E Preferred Stock, Series F Preferred Stock and common stock.

Conversion Rights. Each share of Series D Preferred Stock is convertible at any time into the number of shares of our common stock determined pursuant to a formula based, in part, on the then-current market price of our common stock.

Anti-dilution Protection. Shares of the Series D Preferred Stock possess protection from dilution, in the case of reverse splits and forward splits.

Voting Rights. Series D Preferred Stock has 10 votes for any election or other vote placed before our shareholders.

Price and Issuance. The initial price of each share of Series D Preferred Stock shall be $2.50. The Series D Preferred Stock may be issued only upon a majority vote of our shareholders.

Restrictions on Conversion. Shares of Series D Preferred Stock may not be converted into shares of our common stock (a) for a period of six months from issuance, if our company is then filing public reports pursuant to Section 12 or Section 15 of the Securities Exchange Act of 1934, or (b) for a period of twelve months if our company is not then filing such public reports.

Series E Preferred Stock. We are authorized to issue 30,000,000 shares of Series E Preferred stock, par value $0.0001. As of the date of this Offering Circular, there are 2,299,333 shares of Series E Preferred Stock issued and outstanding.

Dividends. The Series E Preferred Stock shall be entitle to receive dividends when, as and if declared by our Board of Directors.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our company, before any distribution or payment shall be made to any class of capital stock ranking junior to the Series E Preferred Stock, the Series E Preferred Stock shall be entitled to be paid out of our assets an amount equal to $1.00 per share. After full payment of such amount, the remaining assets of our company shall be distributed ratable to the holders of our Series F Preferred Stock and common stock.

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Conversion Rights. Each share of Series E Preferred Stock is convertible at any time into 1,000 shares of our common stock.

Anti-dilution Protection. Shares of the Series E Preferred Stock possess protection from dilution, in the case of reverse splits and forward splits.

Voting Rights. Series E Preferred Stock shall have no vote for any election or other vote placed before our shareholders.

Price and Issuance. The initial price of each share of Series E Preferred Stock shall be $1.00, which price may be changed by a majority vote of our shareholders at any time after a trading market develops for the Series E Preferred Stock. The Series B Preferred Stock may be issued only upon a majority vote of our shareholders. Shares of Series E Preferred Stock may be issued either (a) in exchange for cancellation of debt, in exchange for shares of preferred stock or in exchange for shares of our common stock at a rate of 1,000 shares of common stock for one share of Series E Preferred Stock.

Series F Preferred Stock. We are authorized to issue 10,000,000 shares of Series F Preferred stock, par value $0.0001. As of the date of this Offering Circular, there are zero shares of Series F Preferred Stock issued and outstanding.

Dividends. The Series F Preferred Stock shall be entitle to receive dividends when, as and if declared by our Board of Directors.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our company, before any distribution or payment shall be made to any class of capital stock ranking junior to the Series F Preferred Stock, the Series F Preferred Stock shall be entitled to be paid out of our assets an amount equal to $.01 per share. After full payment of such amount, the remaining assets of our company shall be distributed ratable to the holders of our common stock.

Conversion Rights. Each share of Series F Preferred Stock is convertible at any time into the number of shares of our common stock determined pursuant to a formula based, in part, on the then-current market price of our common stock.

Anti-dilution Protection. Shares of the Series F Preferred Stock possess protection from dilution, in the case of reverse splits and forward splits.

Voting Rights. Series B Preferred Stock has one (1) vote for any election or other vote placed before our shareholders.

Price and Issuance. The initial price of each share of Series F Preferred Stock shall be $.01, which price may be changed by a majority vote of our shareholders. The Series F Preferred Stock may be issued only pursuant to a private offering document.

Restrictions on Conversion. Shares of Series F Preferred Stock may not be converted into shares of our common stock (a) for a period of six months from issuance, if our company is then filing public reports pursuant to Section 12 or Section 15 of the Securities Exchange Act of 1934, or (b) for a period of twelve months if our company is not then filing such public reports.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Wyoming law.

Transfer Agent

We have retained the services of Action Stock Transfer Corporation, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121, as the transfer agent for our common stock. Action Stock Transfer’s website is located at: www.actionstocktransfer.com. No information found on Action Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

Corporate Information

Our corporate office is located at 912 Bobwhite Street, Fruitland, Idaho 83619; our telephone number is 208-452-4566; and our website is www.xtrabitcoin.com. We make available free of charge at this website all of our reports filed with OTCMarkets.com, including our annual reports, quarterly reports and other informational reports. These reports are made available on our website as soon as reasonably practicable after their filing with OCTMarkets.com. No information found on our company’s website is part of this Offering Circular.

History

Our company was incorporated under the laws of the State of New Jersey in October 1998 as Diamond Information Institute, Inc. In May 2011, our company was re-domesticated from the State of New Jersey to the State of Wyoming and changed its corporate name to Therapy Cells, Inc. On June 25, 2019, we acquired by merger XTRA Bitcoin LLC, a Wyoming limited liability company (“Private XTRA”), and, in connection therewith, changed our corporate name to XTRA Bitcoin Inc. The merger transaction with Private XTRA caused a change in control of our company, with Mr. Paul Knudson becoming our controlling shareholder and an officer and director.

Our company operates as a “miner” of bitcoin and cryptocurrency. Bitcoin and other cryptocurrencies are specialized applications of blockchain technology. Blockchains are encrypted distributed ledgers maintained on the internet. Mining is the process of validating the authenticity of encrypted blocks of transactions and updating the cryptocurrency’s blockchain ledger.

Background Information Concerning Bitcoin

This section provides a more detailed description of bitcoin, its historical development, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin market itself and bitcoin mining – our company is engaged in the bitcoin mining business, as described below.

Bitcoin. Bitcoin is a digital asset that can be transferred among participants on the Bitcoin network on a peer-to-peer basis via the Internet. Unlike other means of electronic payments, bitcoin can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin.

Bitcoin Network. Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in using bitcoin for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers on the Bitcoin Blockchain and are associated with a pair of public and private keys. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address using the public and private keys. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as a “blockchain.” Copies of the Bitcoin Blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin Blockchain or be able to connect with another computer that holds a copy of the Bitcoin Blockchain.

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When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses its bitcoin wallet software to create a data packet containing the proposed addition (often referred to as a “transaction”) to the Bitcoin Blockchain. The proposed transaction would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred, and is sent on a peer-to-peer basis to other computers participating in the Bitcoin network.

Bitcoin Protocol. Bitcoin is an open source project with no official company or group that controls the Bitcoin network, and anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” and who loosely oversee the development of its source code. There are many other compatible versions of Bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin protocol. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. However, because Bitcoin has no central authority, the release of updates to the Bitcoin network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other participants in the Bitcoin network. Users and miners must accept any changes made to the Bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to those Bitcoin users and miners who choose to download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. In recent years, there have been several forks in the Bitcoin network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.

Bitcoin Transactions. A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship. Public keys are associated with bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is a bearer asset, similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often employ sophisticated security measures.

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The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against doublespending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and special mining software, which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and also has the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations imposed by the Bitcoin network’s software protocol, called “proof of work”, in order to validate proposed transactions and bundle them into a data packet known as a “block”. The first miner who successfully solves the cryptographic puzzle imposed by the Bitcoin network’s software protocol is permitted to add a block of transactions to the Bitcoin Blockchain and is rewarded by a grant of newly-issued bitcoin, known as the “block reward”. Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. Block rewards for mining are the method by which new bitcoin is issued. The supply of bitcoin is limited to 21 million by the Bitcoin network’s software protocol.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; as a result, individual miners and mining pools on the Bitcoin network engage in a competitive process of constantly increasing their computing power to improve their individual likelihood of solving new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

Bitcoin Market and Bitcoin Exchanges. Bitcoin can be transferred in direct peer-to-peer transactions through the direct sending of bitcoin over the Bitcoin Blockchain from one bitcoin address to another. Among end-users, bitcoin can be used to pay other members of the Bitcoin network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Bitcoin Blockchain or through third-party service providers.

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

A bitcoin exchange provides investors with a website that permits investors to open accounts with the exchange and then purchase and sell bitcoin. Prices for trades on bitcoin exchanges are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the exchange, or a previously acquired digital asset, before they can purchase or sell assets on the exchange. The process of establishing an account with a bitcoin exchange and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin network, while the former is an activity that occurs entirely on the private website operated by the exchange. The exchange typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The exchange ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in their exchange account to an off-exchange bitcoin wallet.

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Outside of exchanges, Bitcoin can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for bitcoin, investment managers, proprietary trading firms, high-net-worth individuals that trade bitcoin on a proprietary basis, entities with sizeable bitcoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of bitcoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on bitcoin spot exchanges.

Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ethereum, XRP, bitcoin cash, and litecoin. The category and protocols are still being defined and evolving.

Regulation of Bitcoin and Government Oversight. As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

Various foreign jurisdictions have, and may continue to, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin Markets, and their users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example, in March 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and CFT framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. The Chinese and South Korean governments have also banned ICOs and there are reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges. Further, in January 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.” Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling. There remains significant uncertainty regarding the South Korean, Indian and Chinese governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin by users, merchants and service providers outside the United States and may impede the growth or sustainability of the Bitcoin economy in the European Union, China, Japan, Russia and the United States or otherwise negatively affect the value of Bitcoin.

The effect of any future regulatory change on our company or Bitcoin is impossible to predict, but such change could be substantial and adverse to our company and the market price of our common stock, including the Offered Shares.

Current Status

We have leased 2.5MW capacity and facilities and, with a portion of the proceeds of this offering, intend to develop a 10MW bitcoin mining facility in 2.5MW phases.

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In June 2019, we acquired 2MW of right-of-use (ROU) assets under operating leases for property of $466,080 and operating lease liabilities of $291,511,34. In July 2019, we negotiated an increase to 2.5MW for $58,471.34 for ROU of $582,600 and operating lease liabilities of $349,560.00 and the option to lease up to an additional 7.5MW on the same terms. The lease liabilities will commence upon installation of the electrical infrastructure and will continue for a period of 5 years. We pay a nominal monthly storage unit rental rate to reserve leasehold until primary electrical infrastructure is installed to the unit. We are responsible for the cost of the electrical infrastructure.

In January 2020, we obtained the right, but not the obligation, to lease Wonka #3 and Wonka #4 by assuming each unit’s lease from The Pines Townhomes LLC, a company owned by our Chief Executive Officer, Paul Knudson, at rate of $345/month as storage units to reserve the space and allocation of electrical power capacity from Protocall Technologies Incorporated, a company owned by our Chief Executive Officer, Paul Knudson.

In March 2020, we entered into an agreement to acquire 70% of the RINK, phase 1mining facility electrical capacity from Xtra Crypto Mining, Inc. (“XCrypto”), a company owned by our Chief Executive Officer, Paul Knudson, and contracted to purchase 37 new Antminer T 17 55 TH/s ASIC miners. We expect that this acquisition will allow us to begin mining while raising funding for our larger Wonka mine project. The new Antminer T17s are expected to ship from Bitmain in China and arrive in late March 2020. Installation and mining were expected by middle of April 2020. The lease start date was tolled from April 1, 2020, to June 1, 2020, due to delays caused by COVID-19. Subsequently, due to additional and extended border closures due to COVID-19, we entered into a hosting agreement described below and XCrypto agreed to toll its loan payments to coincide with the mining at host facility.

RINK Leasehold Start Date	Lease Term	Rate	ROU Asset	Paid to Date	ROU Liability Balance
6-1-2020	60 months	$490	$29,400	$3,430	$25,970

In December 2020, we entered into a six-month hosting agreement with 10019758 Manitoba Ltd. for the 46 new Antminer T17 55 TH/s miners purchased by XCrypto, of which, our company has contracted for 37 miners (80.435% of their collective mining hash) and XCrypto retained 9 miners (19.565% of their collective mining hash).

10019758 Manitoba Ltd. staff took possession of the miners and transported them to their facility for installation. Terms of the hosting agreement are as follows: from all bitcoin earnings, the electricity bill is deducted and then 20% of the remaining bitcoin earnings are paid for the hosting service. These mining operations began on December 23, 2020.

During the first quarter of 2021, the miners experienced significant equipment failure causing a diminishing hashing power (earning capacity). We obtained needed replacement parts in May 2021. Despite the installation of replacement parts, the T17 miners continue to experience significant failures resulting in our taking a 50% impairment write off of $23,187 as depreciation during the second quarter of 2021. This hosting arrangement continued on a month-to-month basis.

Due to continued miner equipment failures, we posted an additional 25% impairment write off of $11,953.50 as depreciation during the third quarter of 2021. Subsequently, the hosting company disconnected remaining working miners and, in October 2021, we terminated the month-to-month hosting arrangement and instructed the host to return miners to our RINK facility.

Our Bitcoin Mining Business

Our company is a bitcoin and cryptocurrency miner. Bitcoin, and other cryptocurrencies, are specialized applications of blockchain technology. Blockchains are encrypted distributed ledgers maintained on the internet. Mining is the process of validating the authenticity of encrypted blocks of transactions and updating the crypto currency’s blockchain ledger. Bitcoin miners expend huge amounts of computer processing power - hash rate - to solve complicated mathematical problems required to validate the encrypted data block. The blockchain protocol rewards the first miner to solve the encryption and add a new block of validated transactions to its blockchain ledger with newly issued crypto-coins. Miners compete for those rewards and a share of transaction fees. This creates a competitive environment where Miners are constantly seeking to increase their hashing capacity by expansion or deployment of new higher-capacity mining equipment. This work is primarily performed using specialized ASIC (“Application Specific Integrated Circuits”) computer equipment or other high capacity graphics processing unit (“GPU”) cards. In the process, mining consumes a lot of electricity and creates large amounts of heat and cooling fan noise.

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Bitcoins and Altcoins. Our product is bitcoin and other cryptocurrencies that are awarded as a result of our proposed mining services. Bitcoin and cryptocurrency (also known as altcoin or cryptocoins) mining is the process by which transactions are verified and added to the public ledger, known as the blockchain, and is also the means through which new bitcoin (or various other forms of cryptocurrency) are released.

Crypto Mining Process. Investopedia explains how bitcoin mining works. “In order to earn Bitcoin, you need to meet two conditions. One is a matter of effort, one is a matter of luck. (1) You have to verify approx. 1MB worth of transactions. That is the easy part. (2) You have to be the first miner to arrive at the right answer to a numeric problem. This process is also known as a “proof of work.”

What is meant by “the right answer to a numeric problem?” The good news is that there is no advanced math or computation is involved. You may have heard that miners are solving difficult mathematical problems-that’s not true at all. What they’re actually doing is trying to be the first miner to come up with a 64-digit hexadecimal number (a “hash”) that is less than or equal to the target hash. It’s basically guess work. The bad news is that, because it’s guesswork, you need a lot of computing power in order to get there first. To mine successfully, you need to have a high “hash rate”, which is measured in terms of megahashes per second (MH/s), gigahashes per second (GH/s), and terahashes per second (TH/s).

Keys to Success

We believe that the following factors will assist us in succeeding: (1) Accessing low cost electricity (reduced operating expenses); (2) Deployment of the most energy efficient mining equipment (increased operating margins), (3) Containerized mining pods that allows deployment into existing utility infrastructure (reduce specialized investments in high cost utility infrastructure), (4) Immersion cooling technology to control noise and facilitate waste heat recovery (reduce site acquisition and leasing costs), (5) Modular systems provide ability to scale in smaller increments (reduced initial capital cost per unit of expansion), and (6) Expansion capital raised through the sale of Offered Shares (reduce or eliminate debt overhead).

Inexpensive Power, Cooling and Noise

Operating a mining data center consumes huge quantities of electricity that is converted into waste heat. Electricity is the single largest expense and, therefore, the location of mining facilities is very much dependent upon access to affordable electricity. We will seek to buy, lease or build facilities with access to inexpensive electrical power in the United States, Canada and perhaps Iceland, Norway, Paraguay, and other countries which are believed to be friendly to crypto mining operations. We will also engage in a continuous quest for low cost and alternative electrical sources such as base loads, incentivized rates, new technologies, solar, natural gas co-generation, heat recovery cost offset agreements, and renewable hydroelectricity.

Interior

The interior of a mining operation is a secure space with limited access by authorized persons, indeed simply a room (or rooms) full of shelves containing “miners” (the equipment used to perform the needed calculations and “mint” the Bitcoin or other cryptocurrency), their power supplies and wiring. With air cooling, one wall consists of filters to allow airflow into the room and the other wall or roof has large exhaust fans to rapidly expel the hot air produced by the mining equipment. With immersion cooling, miners are housed in tanks of dielectric fluids that are circulated to exterior cooling manifolds.

Hours of Operation

Mining is a constant operation that operates automatically by computer programs. Control staff can be onsite or remote. Service and maintenance technicians can perform their work during normal business hours. There are no retail sales to the public and no storefront is required. Site security is and/or will be by electronic monitoring, fencing, controlled access and on-site employees. Our office will operate a regular 40-hour work week performing accounting and back office operations.

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Challenges of Our Business

Cooling. Cooling is an issue because crypto miners generate a lot of heat; in fact, higher temperatures degrade performance and can destroy mining equipment so, generally, sites in cooler climates are desirable. At a minimum, with ASIC (Application Specific Integrated Circuit) miners, powerful fans provided adequate airflow for cooling. We will employ various cooling strategies, such as site locations in cooler (even cold) locales, water cooling and dielectric immersion cooling technologies, for cost effectiveness.

Noise. Miners make a lot of noise, operating in the 78 to 100 decibel range. With air cooling, large exhaust fans also create additional noise. Sufficient space relative to neighbors is required to avoid noise pollution as miners operate at all times. Immersion cooling techniques allow removal of the noisy miner fans and size reduction of free cooler fans resulting in quieter operations.

Suppliers

Bitcoin and many other cryptocurrencies are mined using special ASIC-based mining computers. Bitmain is the manufacturer of the popular Antminer series with approximately 75% market share. ASIC-based miners have far greater speeds than GPU-based miners and some altcoins write specific algorithms to preclude use of ASIC miners. Every time an ASIC miner is developed, it quickly overpowers and makes obsolete any GPU based mining equipment. Within the ASIC supplier community, manufactures are competing fiercely to develop faster and more efficient miners. Bitmain’s competitors include BitFury, Canaan Creative, Ebang, Innosilicon, MicroBt and other manufacturers. These manufacturers are constantly introducing faster and more energy-efficient mining equipment incorporating advanced ASIC 12nm, 10nm, 7nm and 5nm chips. There is intense competition in that each new miner introduced has the potential of causing economic obsolescence of existing mining equipment which will adversely affect our operations. We will evaluate various miners for cost effectiveness for our facilities.

Services

Inherently, crypto mining is an automated online operation consisting of providing computing power and not a service industry. It is the application of software to perform online computations to validate transactions and maintain the blockchain ledgers. We do not intend to offer cloud mining services to the public. We will perform maintenance and repairs on our equipment, miners and facilities. We will also design, create and assemble our mining facilities, installations, cooling and power systems using employees or contractors.

Financial Management

Revenue comes from the sale of the crypto-coins earned by mining cryptocurrencies with specialized computers called miners. Revenue is a function of the computing power required to earn coins and market conditions to value those coins. Management must make speculative assumptions about the future value of coins when making decisions to invest in miners for that coin. Because bitcoin has maintained approximately 50% of the cryptocoin market valuation, has first-mover and brand recognition status, has an active market, and is the “gold standard” against which other cryptocurrencies are measured and traded, we intend to primarily focus on mining bitcoin. Volatility of cryptocurrency market pricing (valuation) can negatively impact revenue, value of mining equipment, and the value of coins in inventory. We believe that quality blockchain and cryptocurrency projects will increase in value as they roll out applications and develop market adoption. We will focus on bitcoin and those cryptocurrencies that we believe have the greatest potential for mass adoption, use and profit.

Mining is a capital-intensive business with a large capex requirement due to miner obsolescence. This may result in financial losses even though company has substantial revenue. To maximize mining revenue, we will evaluate replacement miner capacity, energy efficiency and facility capacity to determine which miners to use as replacement upgrades and timing of replacements.

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Mining is primarily dependent upon access to large capacity low-cost electrical power. This limits potential mining sites. These sites tend to be very expensive. To use this power requires a large fixed investment in electrical transformer and distribution infrastructure. We intend to lease sites to minimize initial costs and concentrate investment on maximizing mining capacity by developing the available electrical supply.

Our financial strategy is to self-mine bitcoin and other cryptocoins for our investment purposes and company growth on existing blockchains. This will allow us to minimize or eliminate the need for code programmers, customer service representatives, application development expenses and related overhead. We intend to fund operations by using the proceeds from this Offering, mining revenue, sales of securities (such as stock and promissory notes), and lease agreements to accomplish our goals.

Growth/Acquisition Summary

We will use a portion of the proceeds from this offering to sequentially build infrastructure to distribute this electrical power on site, modifying the current building structure for mining use, and purchase and install miners, cooling systems and related infrastructure in a continuous growth process. Our growth strategy is to pursue acquisition and development of sites suitable for profitable crypto mining. Our strategy is to develop standardized mining modules that can be deployed in containers or buildings. This standardization will minimize initial investment per module and allow rapid scaling to any size facility.

Marketing

Mining is a function of operating a computer program. Because payment is made to those who validate/”authorize” transactions first, those with the greatest processing power are typically going to be the most successful. Therefore, miners have joined together into “pools” where they aggregate their “hashing” power (as described above) and split the rewards proportionately. The pool fees run from 0-5%, but typically from 1-3%. We do not intend to have any marketing costs associated with mining. We will incur substantial marketing expenses with investor acquisitions.

Market Analysis

Cryptocurrency algorithms reward miners for providing computing power. According to Investopedia, “The amount of new bitcoin released with each mined block is called the block reward. The block reward is halved every 210,000 blocks, or roughly every four years. The block reward started at 50 bitcoin in 2009, halved to 25 in 2012, and halved again to 12.5 in 2016. This diminishing block reward will result in a total release of bitcoin that approaches 21 million. According to current Bitcoin protocol, 21 million is the cap and no more will be mined after that number has been attained.” These rewards will halve again by end of May 2020 to 6.25 bitcoin per block. (See “Risk Factors”) Many crypto enthusiasts expect the value of bitcoins to rise to adjust to the reduced supply of new bitcoins to the marketplace, especially if use and demand for bitcoin increases. We are unable to guarantee that market pricing will adjust enough to compensate for the one-half reduction in rewards for mining.

As of June 2017, “block rewards provide most of the incentive for miners, with transaction fees representing only 0.3% of mining revenue. As the block reward diminishes over time, eventually approaching zero, the miners will be less incentivized to mine bitcoin for the block reward. This could be a major security problem for Bitcoin unless the incentives provided by the block reward are replaced by transaction fees.”

Competition is based on total computing power, known as hashing or hash rate. Groups of miners form pools that compete against each other. Miners share the revenue generated by their pool. Miners are cooperating in the pool and pools are competing against each other. This competition of hashing capacity and speed requires miners to continuously update mining equipment. Mining equipment obsolescence is a major operating expense. We cannot assure that it will be able to recover equipment costs fast enough to replace their earning capacity with newer mining equipment which would result in an operating loss.

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Investopedia explains that “Anyone with access to the internet and suitable hardware can participate in mining.” It explains further: “How hard is it to mine Bitcoins? Well that depends on how much effort is put into mining across the network. Following the protocol laid out in the software, the Bitcoin Network automatically adjusts the difficulty of the mining every 2016 blocks, or roughly every two weeks. It adjusts itself with the aim of keeping the rate of block discovery constant. Thus, if more computational power is employed in mining, then the difficulty will adjust upwards to make mining harder. And if computational power is taken off the network, the opposite happens. The difficulty adjusts downward to make mining easier. The higher the difficulty level, the less profitable mining is for each participant. The total payout depends on the price of Bitcoin, the block reward, and the size of the transaction fees, but the more people mining, the smaller the slice of that pie each person gets.”

Rising Bitcoin difficulty level results in lower earnings per miner capacity, forcing higher cost producers out of the market. We believe that these market forces will transform mining into a “utility” type business requiring massive investments with relatively low, but potentially stable revenue. Until the mining industry reaches this equilibrium, market forces will require continual reinvestment in the latest high powered and efficient miners. Electricity costs will also be a limiting factor for profitability with many miners simply unable to generate a profit with their local energy expense. We cannot guarantee that it will be able to secure low-cost electricity sites, fund the acquisition of the most efficient new miners, and operate efficiently enough to be profitable.

Pricing

Pricing manifests itself in the market value of the cryptocurrency that is mined. This can vary wildly, especially for newer crypto-coins. We will focus on bitcoin mining as it is the un-disputed market leader in valuation, though with wide fluctuations in short term market pricing. We intend to maintain working capital and investments in mined coins to avoid forced selling during downtrends. We may not be able to fund operations thru a downturn which would force the sale of mined coin inventories at low prices resulting in losses.

Advertising and Promotion

As a bitcoin miner performing computer processing to the distributed ledger, there are no customers to advertise to or need for promotions.

Advertising and promotion are required as part of the capital raising process to promote our brand awareness. Consequently, we intend to use a combination of online forums, press releases, crowd funding portals, public advertising in blue-sky approved states, brokers and direct marketing campaigns to promote our company. We cannot assure that we will be successful in raising capital necessary to accomplish the our growth and business plans.

Strategy and Implementation

Our strategy is to treat crypto mining like a no-frills utility that works behind the scenes to support existing blockchains. This focused approach avoids unnecessary and expensive overhead of supporting and developing new protocols, algorithms, blockchain use applications, and their related ICOs.

Our strategy allows us to focus on optimizing standardized modular mining systems to deploy to sites with low-cost electricity. We can scale up to the site capacity by deploying multiple systems either in containers or installed directly in buildings. Standardization of equipment and processes will allow us to attain economies of scale to minimize our overall costs. Our operations consist of the implementation of the following elements:

•	Acquisition of sites with access to low-cost electricity. These sites must be evaluated for the final delivered price per Kwh after factoring in land, transforming, electrical utility infrastructure, building or container, and other land development costs.
•	Standardized, modular mining systems capable of receiving and operating miners. These contain the electrical distribution panels, wiring, racks, fans, tanks, cooling, internet and security systems to house, operate and secure the miners. These modules may be installed in containers or buildings on site.

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•	Acquisition and deployment of high performance, energy efficient mining equipment. Due to the wide range of mining equipment available, we will perform cost/benefit evaluations to determine which miners to acquire and deploy. Among the considerations used are:

•	our available capacity,
•	funding,
•	time frame,
•	availability,
•	new or used equipment,
•	hashing capacities,
•	energy consumption, and
•	anticipated economic life, etc.

Seasonality

We do not expect any seasonality in our business.

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Corporate Office

Our corporate office is located at 912 Bobwhite Street, Fruitland, Idaho 83619. Our Chief Executive Officer, Paul Knudson, will provide office space at no cost to us through December 31, 2021. Thereafter, office rent will be $250 per month.

Employees

Currently, we have one employee, our Chief Executive Officer, Paul Knudson. We believe that we will be successful in attracting experienced and capable personnel in the future. We will add additional personnel as our needs dictate and funding permits. Our employees will be required to enter into agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are (and will continue to be) excellent. Usually the number of total employees and number of full-time employees will vary.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which our company operates.

From March through late December 2020, our company’s growth opportunities were severely impacted by COVID-19. The primary impact during that time period was that, due to Canadian border-crossing restrictions instituted in response to COVID-19, we were unable to deploy our personnel to our bitcoin “miners” located in Canada, where we have facilities. Beginning in December 2020, we were able to arrange a six-month hosting contract with a third-party in Manitoba, Canada, such that our bitcoin mining operations resumed on December 20, 2020. However, circumstances remain less than optimal and our operations continue to be impacted negatively.

Principal Factors Affecting Our Financial Performance

Our future operating results will be primarily affected by the following factors:

•	Access to low cost electricity.
•	Standardized, modular mining systems capable of receiving and operating miners. These contain the electrical distribution panels, wiring, racks, fans, tanks, cooling, internet and security systems to house, operate and secure the miners. These modules may be installed in containers or buildings on site.
•	Ability to deploy the most energy efficient mining equipment.
•	Ability to containerize mining pods to allow deployment into existing utility infrastructure.
•	Access to immersion cooling technology to control noise and facilitate waste heat recovery.
•	Access to modular systems to provide ability to scale our growth in smaller increments.

Results of Operations

Nine Months Ended September 30, 2021 (“Current Period”), Compared to Nine Months Ended September 30, 2020 (“Prior Period”). During the Current Period and the Prior Period, we did not generate any cash revenue. However, during the Current Period, we earned bitcoin “mining” revenue of $51,303 (unaudited). We earned no bitcoin mining revenue during the Prior Period.

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How we earn bitcoin is explained below.

Our product is bitcoin and other cryptocurrencies that are awarded as a result of our mining services. Bitcoin and cryptocurrency (also known as altcoin or cryptocoins) mining is the process by which transactions are verified and added to the public ledger, known as the blockchain, and is also the means through which new bitcoin (or various other forms of cryptocurrency) are released.

Crypto Mining Process: Investopedia explains how bitcoin mining works:

“In order to earn Bitcoin, you need to meet two conditions. One is a matter of effort, one is a matter of luck. (1) You have to verify approx. 1MB worth of transactions. That is the easy part. (2) You have to be the first miner to arrive at the right answer to a numeric problem. This process is also known as a ‘proof of work.’

“What is meant by ‘the right answer to a numeric problem?’ The good news is that there is no advanced math or computation is involved. You may have heard that miners are solving difficult mathematical problems-that’s not true at all. What they’re actually doing is trying to be the first miner to come up with a 64-digit hexadecimal number (a ‘hash’) that is less than or equal to the target hash. It’s basically guess work. The bad news is that, because it’s guesswork, you need a lot of computing power in order to get there first. To mine successfully, you need to have a high ‘hash rate’, which is measured in terms of megahashes per second (MH/s), gigahashes per second (GH/s), and terahashes per second (TH/s).”

In addition, we experienced a gain on our bitcoin holdings of $7,311 (unaudited) during the Current Period, compared to no gain during the Prior Period.

Depreciation expense was $34,780 (unaudited) compared to $-0- (unaudited) during the Current Period and the Prior Period, respectively.

Professional fees were $20,594 (unaudited) compared to $-0- (unaudited) during the Current Period and the Prior Period, respectively. Professional fees consisted primarily of OTC Markets’ listing fees and legal fees, during the Current Period.

Compensation expense, all of which was accrued, totaled $135,000 (unaudited) and $135,000 (unaudited) during the Current Period and the Prior Period, respectively. We will continue to accrue our Chief Executive Officer’s salary at the rate of $15,000 per month, until such time as we possess adequate cash with which to pay such salary.

Rent expense was $16,830 (unaudited) compared to $15,760 (unaudited) during the Current Period and the Prior Period, respectively.

During the Current Period, we incurred $19,163 (unaudited) in utility expense. Mining for bitcoin and other cryptocurrencies is energy intensive, due to the need to keep the operating computers cooled. Our utility expense amounts will increase as we expand our bitcoin mining operations and are expected to represent the single greatest expense in conducting our business. We constantly seek to operate in areas where electricity costs are lowest. However, we may not be successful in this regard. During the Prior Period, we did not incur any utility expense, due to our lack of mining operations.

Also, during the Current Period, we experienced a one-time loss on disposal of assets associated with fraud loss in the amount of $22,922 (unaudited).

Net Loss. For the Current Period, we had a net loss of $203,211 (unaudited), compared to a net loss of $168,999 (unaudited) for the Prior Period. The increase in net loss is attributable to our increased operating activities during the Current Period.

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Year Ended December 31, 2020 (“Fiscal 2020”), Compared to Year Ended December 31, 2019 (“Fiscal 2019”). During Fiscal 2020 and Fiscal 2019, we did not generate any cash revenue. However, during the Fiscal 2020, we earned bitcoin mining revenue of $3,901 (unaudited). We earned no bitcoin mining revenue during the Fiscal 2019.

During Fiscal 2020, we incurred professional fees of $10,485 (unaudited), including transfer agent fees of $1,158 (unaudited), legal fees of $3,500 (unaudited), consulting fees of $4,000 (unaudited) and compliance-related fees of $1,827 (unaudited). During Fiscal 2019, we incurred professional fees of $2,295 (unaudited), including legal fees of $1,500 (unaudited) and compliance-related fees of $795 (unaudited). The increase in professional fees from Fiscal 2019 to Fiscal 2020 is attributable to our increased level of operating activities during Fiscal 2020.

Compensation expense, all of which was accrued, totaled $180,000 (unaudited) and $98,000 (unaudited) for Fiscal 2020 and Fiscal 2019, respectively.

Utility expense was $1,475 for fiscal 2020 comp red to $-0- for fiscal 2019. Mining for bitcoin and other cryptocurrencies is energy intensive, due to the need to keep the operating computers cooled. Our utility expense amounts will increase as we expand our bitcoin mining operations and are expected to represent the single greatest expense in conducting our business. We constantly seek to operate in areas where electricity costs are lowest. However, we may not be successful in this regard. During the Prior Period, we did not incur any utility expense, due to our lack of mining operations.

Rent expense was $21,370 (unaudited) compared to $4,140 (unaudited) during Fiscal 2020 and Fiscal 2019, respectively.

Net Loss. For Fiscal 2020, we had a net loss of $217,614 (unaudited), compared to a net loss of $228,658 (unaudited) for Fiscal 2019.

Cost of Revenue. We expect that the cost of revenue will consist primarily of expenses associated with the acquisition, installation and operation of cryptocurrency mining equipment. These include expenses related to purchasing equipment, colocation, marketing, providing electrical power, facility leases, and salaries and benefits for employees on our operations teams.

Research and Development. We intent to engage in substantial research and facility development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for buildings, new products and systems as well as improving existing products and systems. We will expense all our research and development costs as they are incurred.

Marketing and Sales. We intend to make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and investor and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and Administrative. The majority of our general and administrative expenses will consist of salaries, benefits and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees as well as other administrative employees. In addition, general and administrative expenses include professional and legal services. We expect to incur substantial expenses in marketing this offering, in closing any acquisitions, and in promoting and managing these acquisitions, if any.

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

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Our company is a bitcoin and cryptocurrency miner. Bitcoin, and other cryptocurrencies, are specialized applications of blockchain technology. Blockchains are encrypted distributed ledgers maintained on the internet. Mining is the process of validating the authenticity of encrypted blocks of transactions and updating the crypto currency’s blockchain ledger. Bitcoin miners expend huge amounts of computer processing power - hash rate - to solve complicated mathematical problems required to validate the encrypted data block. The blockchain protocol rewards the first miner to solve the encryption and add a new block of validated transactions to its blockchain ledger with newly issued crypto-coins. Miners compete for those rewards and a share of transaction fees. This creates a competitive environment where Miners are constantly seeking to increase their hashing capacity by expansion or deployment of new higher-capacity mining equipment. This work is primarily performed using specialized ASIC (“Application Specific Integrated Circuits”) computer equipment or other high capacity graphics processing unit (“GPU”) cards. In the process, mining consumes a lot of electricity and creates large amounts of heat and cooling fan noise.

Bitcoins and Altcoins. Our product is bitcoin and other cryptocurrencies that are awarded as a result of our proposed mining services. Bitcoin and cryptocurrency (also known as altcoin or cryptocoins) mining is the process by which transactions are verified and added to the public ledger, known as the blockchain, and is also the means through which new bitcoin (or various other forms of cryptocurrency) are released.

Crypto Mining Process. Investopedia explains how bitcoin mining works. “In order to earn Bitcoin, you need to meet two conditions. One is a matter of effort, one is a matter of luck. (1) You have to verify approx. 1MB worth of transactions. That is the easy part. (2) You have to be the first miner to arrive at the right answer to a numeric problem. This process is also known as a “proof of work.”

What is meant by “the right answer to a numeric problem?” The good news is that there is no advanced math or computation is involved. You may have heard that miners are solving difficult mathematical problems-that’s not true at all. What they’re actually doing is trying to be the first miner to come up with a 64-digit hexadecimal number (a “hash”) that is less than or equal to the target hash. It’s basically guess work. The bad news is that, because it’s guesswork, you need a lot of computing power in order to get there first. To mine successfully, you need to have a high “hash rate”, which is measured in terms of megahashes per second (MH/s), gigahashes per second (GH/s), and terahashes per second (TH/s).

We have lease agreements for our lease sites (with options to purchase) from The Pines Townhomes LLC, a company owned by one of our officers and directors, Paul Knudson. The Pine Townhouses LLC is a real estate investment company which is developing the 15MW Wonka Crypto Mine adjacent to a utility sub-station in the Pacific Northwest of the U.S. The Wonka Crypto Mine has 7MW utility interconnect installed onsite. The 6,000 square feet of existing buildings are divided into six individual mining units (Wonka Mining Units #1 thru #6) with access to 1.25MW of electricity each. A second phase of an additional 8MW is also available. We have leased the Unit #1 and Unit #2 for a 2.5MW capacity. Under such lease agreements, we have performance-based options to acquire all 15MW capacity.

We will use a portion of the proceeds from this offering to sequentially build infrastructure to distribute this electrical power on site, modifying the current building structure for mining use, and purchase and install miners, cooling systems and related infrastructure in a continuous growth process. Our growth strategy is to pursue acquisition and development of sites suitable for profitable crypto mining. Our strategy is to develop standardized mining modules that can be deployed in containers or buildings. This standardization will minimize initial investment per module and allow rapid scaling to any size facility.

Financial Condition, Liquidity and Capital Resources

Capital Sources. During the past two years, we have obtained capital, as needed, from certain of our affiliates, including from one of our officers and directors, Paul Knudson, and parties owned by him. We expect that needed funds from these sources would be available to us at historical levels for at least the next twelve months.

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September 30, 2021. At September 30, 2021, our company had $-0- (unaudited) in cash and had a working capital deficit of $649,483 (unaudited), compared to $-0- (unaudited) in cash and a working capital deficit of $446,272 (unaudited) at December 31, 2020.

Our company’s current zero cash position is not adequate for our company to maintain its present level of operations through the remainder 2021. In addition to obtaining capital, including pursuant to this offering, to sustain our current level of operations, we must also obtain additional capital from third parties to implement our business plans. There is no assurance that we will be successful in obtaining such additional capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

To date, except for our facilities leases which require total monthly payments of $1,870, we have not entered into any long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the six months ended June 30, 2021, and the year ended December 31, 2020, and, without the proceeds from this offering, no such expenditures are expected to be made during the year ending December 31, 2021.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Paul Knudson	63	Chief Executive Officer, President, Treasurer and Director
Jacob Veatch	46	Director
Matthew Timpson	55	Director
Mary A. Veatch	70	Secretary

Paul Knudson and Mary A. Veatch are spouses. Mary A. Veatch is the mother of Jacob Veatch. Matthew Timpson is the former brother-in-law of Paul Knudson.

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Paul Knudson has been our Chief Executive Officer, President, Treasurer and Director, since May 2018. Mr. Knudson has over 40 years of experience as a serial entrepreneur, business founder and manager. Beginning in 2017, Mr. Knudson researched Bitcoin and, intrigued, bought miners and began mining in March of 2018. Mr. Knudson founded our company on May 25, 2018. Mr. Knudson co-founded a nursery business supplying annual bedding plants to K-Marts in Utah, Nevada, Arizona, Idaho and New Mexico when he was 15. In the 1980 oil boom in Wyoming, he co-founded the Ace Drill Collar Inspection business and later sold the business. After several years running his own company “stitching” modular homes in Wyoming, he contracted to be the Managing Responsible Employee for Frantz Construction and built FmHA apartment projects in Arizona, Utah, Alaska and Idaho. In the 1980's, Mr. Knudson created the Centennial Park Utilities water system as a user-owned utility. In 1996, he founded his own construction company, Austin Homes LLC and a land development company (JR Development LLC) and co-founded The Pines Townhomes LLC to hold income producing real estate investments. In 2009, Mr. Knudson also founded and operated T&L Transport LLC, a trucking company. After selling all of his trucks, he developed a consulting business in T&L Transport LLC, assisting a national mortgage company with their foreclosure and loss mitigation. He also uses his contractor’s licensing under Austin Homes LLC, refurbishing homes in foreclosure.

Jacob Veatch has been a Director of our company, since May 2018. Since 2017, Dr. Veatch has owned and operated Veatch Pharmacy Solutions LLC, d/b/a “The Apothecary Shoppe,” in Nucla, Colorado. From 2013 to 2017, Dr. Veatch attended Colorado University’s Skaggs School of Pharmacy and Pharmaceutical Sciences, from which institution he earned a Doctorate of Pharmacy. From 2009 to 2013, he worked as a pharmacy technician. In addition, Dr. Veatch earned a Bachelor of Arts with an emphasis in Sports Marketing from the University of Oregon, Eugene, Oregon. Dr. Veatch is a licensed pharmacist in the State of Colorado.

Matthew Timpson has been a Director of our company, since May 2018. For more than the past 10 years, Mr. Timpson has been self-employed as an artist.

46

Mary A. Veatch has been our Secretary, since May 2018. Since 2013, Ms. Veatch has served as property manager for The Pines Townhomes LLC, a real estate investment company. From 2009 to 2013, Ms. Veatch served as office manager for T&L Transport LLC, a Fruitland, Idaho-based trucking company.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During 2021, our Board of Directors took action by written consent in lieu of a meeting on one occasion.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Paul Knudson, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Knudson collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

47

EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Paul Knudson Chief Executive Officer, President, Treasurer and Director	2020 2019	180,000(1) 98,000(1)	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	180,000(1) 98,000(1)
Mary Veatch Secretary	2020 2019	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
(1) None of this amount has been paid; all has been accrued.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Knudson	--	–	–	–	n/a	–	n/a	–	–
Mary Veatch	–	–	–	–	n/a	–	n/a	–	–

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Employment Agreement

We have entered into an employment agreement with our Chief Executive Officer, Paul Knudson. Mr. Knudson currently accrues $15,000 in salary per month.

Outstanding Equity Awards

During the years ended December 31, 2020 and 2019, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors are paid $1,000 per quarter for their serving as directors, as of September 30, 2021.

49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants, if any, held by that person are deemed to be outstanding if the warrants are exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering		Effective Voting Power After This Offering
Name of Shareholder	Number of Shares of Class Beneficially Owned	% of Class Beneficially Owned(1)	Number of Shares of Class Beneficially Owned	% of Class Beneficially Owned (2)	Number of Shares Entitled to Vote	% of Total Shares Voting (3)
Common Stock
Executive Officers and Directors
Paul Knudson(4)	2,113,960,252(5)	48.89%	2,113,960,252(5)	47.79%	10,716,961,044(6)	82.29%
Mary Veatch(4)	193,236,000(7)	4.47%	193,236,000(7)	4.37%	193,236,000(7)	1.48%
Matthew Timpson	0	0%	0	0%	0	0%
Jacob Veatch	0	0%	0	0%	0	0%
Officers and Directors, as a group (4 persons)	2,307,196,252(5)(8)	53.36%	2,307,196,252(5)(8)	52.16%	10,910,197,044(9)	83.77%
Series A Preferred Stock(10)
Paul Knudson	225,110	100%	225,110	100%	8,603,000,792(11)	66.04%
Series E Preferred Stock(12)
Paul Knudson	2,082,057	91.51%	2,082,057	91.51%	2,082,057,000(13)	15.98%
Mary Veatch	193,236	8.49%	193,236	8.49%	193,236,000(13)	1.48%

(1)	Based on 4,323,767,905 shares outstanding, before this offering, which includes (a) 2,048,474,905 issued shares and (b) 2,275,293,000 unissued shares that underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12).
(2)	Based on 4,423,767,905 shares outstanding, which includes (a) 2,148,474,905 issued shares, assuming the sale of all of the Offered Shares, and (b) 2,275,293,000 unissued shares that underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12).
(3)	Based on 13,026,768,697 shares outstanding, which includes (a) 2,148,474,905 issued shares, assuming the sale of all of the Offered Shares, (b) 8,603,000,792 shares associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 10) and (c) 2,275,293,000 unissued shares that underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12).
(4)	Paul Knudson and Mary Veatch are husband and wife.

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(5)	31,903,252 of these shares are issued and outstanding; 2,082,057,000 of these shares are unissued but underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12).
(6)	31,903,252 of these shares are issued and outstanding; 2,082,057,000 of these shares are unissued but underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12); and 8,603,000,792 of these shares are associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 10).
(7)	All of these shares are unissued but underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12).
(8)	31,903,252 of these shares are issued and outstanding; 2,275,293,000 of these shares are unissued but underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12).
(9)	31,903,252 of these shares are issued and outstanding; 2,275,293,000 of these shares are unissued but underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12); and 8,603,000,792 of these shares are associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 10).
(10)	Our Series A Preferred Stock has the following voting rights: if at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of (a) the total number of shares of our common stock which are issued and outstanding at the time of voting plus (b) the total number of shares of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which are issued and outstanding at the time of voting. One of our officers and directors, Paul Knudson, as the owner of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).
(11)	All of theses shares are associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 10).
(12)	Our Series E Preferred Stock has no voting rights. Each share of our Series E Preferred Stock is convertible, at any time, into 1,000 shares of our common stock.
(13)	All of these shares are unissued but underlie shares of Series E Preferred Stock that are convertible within 60 days of the date of this Offering Circular (see Note 12);

Series A Preferred Stock

Currently, there are 225,110 shares of our Series A Preferred Stock issued and outstanding, all of which are beneficially owned by Paul Knudson, a Director and our Chief Executive Officer, and, through his ownership thereof, controls all corporate matters of our company.

Our Series A Preferred Stock has the following voting rights: if at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of (a) the total number of shares of our common stock which are issued and outstanding at the time of voting plus (b) the total number of shares of our Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which are issued and outstanding at the time of voting. Mr. Knudson, as the owner of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Description of Securities—Series A Preferred Stock”).

Series E Preferred Stock

Currently, there are 2,275,293 shares of our Series E Preferred Stock issued and outstanding. The Series E Preferred Stock has no voting rights. (See “Description of Securities—Series E Preferred Stock”).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 6, 2020, Company entered contract to purchase 37 Antminer T17+ 55 TH/s bitcoin miners, electrical infrastructure, and installation at the RINK facility in Canada. This purchase was funded by Xtra Crypto Mining Inc, a solely owned corporation by CEO Paul Knudson.

As of January 1, 2020, Company obtained the right, but not the obligation, to lease Wonka #3 and Wonka #4 by assuming each unit’s lease from The Pines Townhomes LLC at rate of $345/month as storage units to reserve the space and allocation of electrical power capacity from Protocall Technologies Incorporated. The Pines Townhomes LLC is a real estate investment company owned by CEO Paul Knudson.

On July 1, 2019, the Company negotiated an increase to 2.5MW for $58,471.34 to increase ROU to $582,600 and operating lease liabilities of $349,560 and the option to lease up to an additional 7.5MW on the same terms. The lease liabilities will commence upon installation of the electrical infrastructure and will continue for a period of 5 years. The Company pays a nominal storage unit rental rate to reserve leasehold until electrical is distributed to unit. The Company leases from The Pines Townhomes LLC which is a real estate investment company owned by CEO Paul Knudson.

On October 16, 2019, the Company obligated itself to issue 1,000,000 shares of Preferred Series E stock in exchange for the conversion of $1,000,000 of outstanding debts into 1,000,000 shares of Preferred Series E stock. $100,000 of the converted debt consisted of “Assumed Payables – XTRA merger” of $32,208.11 that were assumed by Paul Knudson personally and accrued compensation liability of $67,791.89 that was converted into 100,000 shares of “restricted securities” Series E Preferred stock to be issued to CEO Paul Knudson. Subsequently, the Company issued the 1,000,000 shares of Preferred Series E stock on January 23, 2020.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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53

XTRA Bitcoin Inc (CBTC)

Balance Sheet for Quarter Ended September 30, 2021

(unaudited)

Sep 30, 21
ASSETS
Current Assets
Other Current Assets
BTC Inventory	$2,350.12
Total Other Current Assets	2,350.12
Total Current Assets	2,350.12
Fixed Assets
Leasehold Estate RINK
RINK Electrical Infrastructure	20,108.00
Tenant Improvements RINK	9,249.00
Total Leasehold Estate RINK	29,357.00
Mining Equipment
37 T17 + 55 miners	11,593.50
Total Mining Equipment	11,593.50
Operating Lease ROU Asset
Security Deposit W#5	8,480.00
Security Deposit W#6	8,480.00
Operating Lease ROU Asset - Other	582,600.00
Total Operating Lease ROU Asset	599,560.00
Total Fixed Assets	640,510.50
Other Assets
Accounts Receivable	9,016.91
Intangible assets
RINK Lease ROU	25,970.00
Total Intangible assets	25,970.00
Total Other Assets	34,986.91
TOTAL ASSETS	$677,847.53
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Credit Cards
Barclays MC 6142	$711.23
Total Credit Cards	711.23
Other Current Liabilities
Accts Pay & Accrued Liabilities
Accrued Compensation Liability	345,208.11
Loan from TL Funding
Loans from AHLLC	4,000.00
Loans From PK	9,900.00
Loans from PTH	20,870.00
Loan from TL Funding - Other	171,181.28
Total Loan from TL Funding	205,951.28
Accts Pay & Accrued Liabilities - Other	32,363.33
Total Accts Pay & Accrued Liabilities	583,522.72
Total Other Current Liabilities	583,522.72
Total Current Liabilities	584,233.95
Long Term Liabilities
Operating Lease Liabilities
Operating Lease Liabilities W5	174,780.00
Operating Lease Liabilities W6	174,780.00
RINK lease liability	25,970.00
Total Operating Lease Liabilities	375,530.00
XCrypto Note	40,082.72
Total Long Term Liabilities	415,612.72
Total Liabilities	999,846.67
Equity
Accumulated Deficit	(1,585,222.84)
Additional Paid in Capital	3,881,833.83
Common Stock, $0.0001 par value	204,847.49
Retained Earnings	(2,620,498.97)
Series A Pref Stock $0.0001	22.51
Series E Pref Stock, $0.0001	229.93
Net Income	(203,211.09)
Total Equity	(321,999.14)
TOTAL LIABILITIES & EQUITY	$677,847.53

F-1

XTRA Bitcoin Inc (CBTC)

Profit & Loss for Quarter ending Sept 30, 2021 and YTD

(unaudited)

	Jul - Sep 21	Jan - Sep 21
Ordinary Income/Expense
Income
Bitcoin at Coinbase
Gain on BTC at Coinbase	$0.00	$7,311.81
Total Bitcoin at Coinbase	0.00	7,311.81
Mining Revenue	5,320.35	51,302.95
Total Income	5,320.35	58,614.76
Gross Profit	5,320.35	58,614.76
Expense
Bank Service Charges	30.00	123.00
Depreciation expense	11,593.50	34,780.50
Exchange Fees - Coinbase	0.08	166.52
Hosting Expense
Hosting Fee - Beulah	575.41	7,464.67
Total Hosting Expense	575.41	7,464.67
Loss on disposal of assets
Vault 8 Fraud Loss	0.00	22,922.55
Total Loss on disposal of assets	0.00	22,922.55
Operating Expenses
Compensation	45,000.00	135,000.00
Total Operating Expenses	45,000.00	135,000.00
Professional Fees
Accountant - PARO	0.00	8,000.00
Action Stock Transfer	0.00	3.40
Attorney Fees	0.00	90.75
Attorney Reg A Fees	0.00	4,000.00
Director Fees	2,000.00	2,000.00
OTCIQ fees	0.00	6,500.00
Total Professional Fees	2,000.00	20,594.15
Rent Expense
RINK Rent	1,470.00	4,410.00
W3 Rent	1,035.00	3,105.00
W4 Rent	1,035.00	3,105.00
W5 Rent	1,035.00	3,105.00
W6 Rent	1,035.00	3,105.00
Total Rent Expense	5,610.00	16,830.00
Telephone Expense	0.00	42.80
Utilities
Beulah Electricity	2,443.28	19,163.95
Total Utilities	2,443.28	19,163.95
Website	1,952.71	4,737.71
Total Expense	69,204.98	261,825.85
Net Ordinary Income	$(63,884.63)	$(203,211.09)
Net Income	$(63,884.63)	$(203,211.09)

F-2

XTRA Bitcoin Inc (CBTC)

Profit & Loss for Quarter ending Sept 30, 2020 and YTD

(unaudited)

	Jul - Sep 20	Jan - Sep 20
Ordinary Income/Expense
Expense
Bank Service Charges	91.06	191.06
Dues and Subscriptions	0.00	5.00
Internet	0.00	24.00
Office Supplies	0.00	10.00
Operating Expenses
Compensation	45,000.00	135,000.00
Total Operating Expenses	45,000.00	135,000.00

Press Release
Accesswire Press Release	0.00	2,500.00
Total Press Release	0.00	2,500.00

Professional Fees
Action Stock Transfer	1,054.40	1,158.30
Attorney Fees	0.00	3,500.00
Empire Consulting - Ken Maciora	0.00	4,000.00
Global One Filing	91.00	1,675.00
Registered Agent	0.00	152.00
Total Professional Fees	1,145.40	10,485.30

Rent Expense
RINK Rent	1,470.00	1,960.00
W3 Rent	1,035.00	3,450.00
W4 Rent	1,035.00	3,450.00
W5 Rent	1,035.00	3,450.00
W6 Rent	1,035.00	3,450.00
Total Rent Expense	5,610.00	15,760.00

Taxes. Customs
Customs Canada	0.00	4,552.92
Total Taxes, Customs	0.00	4,552.92

Telephone Expense	54.47	234.17
Utilities
RINK Electricity	140.11	140.11
Total Utilities	140.11	140.11

Website	49.16	97.16

Total Expense	52,090.20	168,999.72

Net Ordinary Income	$(52,090.20)	$(168,999.72)

Net Income	$(52,090.20)	$(168,999.72)

F-3

XTRA BITCOIN INC. - CBTC

Statement of Changes in Stockholder's Equity - unaudited

For Quarter ended September 30, 2021

	Common Stock		Preferred Series A		Preferred Series E
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance - December 31, 2018	1,948,318,345	$194,832	225,110	$23	830,047	$83	$2,749,636	$(3,759,449)	$(814,876)

2019 Merger - Common to be issued							15,023		15,023
Pref # to be issued in merger							117,275		117,275
2019 - Exchange Debt to Pref E							999,900		999,900
2019 Net Loss								(228,659)	(228,659)
Balance - December 31, 2019	1,948,318,345	194,832	225,110	23	830,047	83	3,881,834	(3,988,108)	88,663

2020-01-20 Common Stock issued	100,156,560	10,016							10,016
2020-01-20 issued Pref E shares					469,286	47			47
2020-01-23 Issued Pref E					1,000,000	100			100
2020-12-31 Net Loss								(217,614)	(217,614)
Balance - December 31. 2020	2,048,474,905	204,847	225,110	23	2,229,333	230	3,881,834	(4,205,722)	(118,788)

2020-03-31 Net Loss								(57,991)	(57,991)
Balance March 31, 2021	2,048,474,905	204,847	225,110	23	2,229,333	230	3,881,834	(4,263,713)	(176,779)

2021-06-30 Net Loss								(81,336)	(81,336)
Balance June 30, 2021	2,048,474,905	204,847	225,110	23	2,229,333	230	3,881,834	(4,345,049)	(258,115)

2021-09-30 Net Loss								(63,885)	(63,885)
Balance - September 30, 2021	2,048,474,905	$204,847	225,110	$23	2,229,333	$230	$3,881,834	$(4,408,933)	$(321,999)

F-4

XTRA Bitcoin Inc (CBTC)

Statement of Cash Flows

(unaudited)

Jan – Sep 21
OPERATING ACTIVITIES
Net Income	$(203,211.09)
Adjustments to reconcile Net Income to net cash provided by operations:
BTC Inventory	(297.07)
Barclays MC 6142	(143.43)
Accounts Pay & Accrued Liabilities	1,738.33
Accounts Pay & Accrued Liabilities: Compensation Liability	135,000.00
Accounts Pay & Accrued Liabilities: Loan from TL Fundins	31,150.14
Accounts Pay & Accrued Liabilities: Loan from TL Funding: Loans from AHLLC	4,000.00
Accounts Pay & Accrued Liabilities: Loan from TL Funding: Lons from PK	9,900.00
Accounts Pay & Accrued Liabilities: Loan from TL Funding: Loans from PTH	20,870.00
Net cash provided by Operating Activities	(993.12)

INVESTING ACTIVITIES
Mining Equipment: 37 T17 + 55 miners	34,780.50
Accounts Receivable	(1,738.33)
Net cash provided by Investing Activities	33,042.17

FINANCING ACTIVITIES
XCrypto Note	(32,049.05)
Net cash provided by Financing Activities	(32,049.05)

Net cash increase for period	$0.00

Cash at end of period	$0.00

F-5

XTRA Bitcoin Inc (CBTC)

Statement of Cash Flows

(unaudited)

Jan – Sep 20
OPERATING ACTIVITIES
Net Income	$(168,999.72)
Adjustments to reconcile Net Income to net cash provided by operations:
Barclays MC 6142	(158.74)
Accounts Pay & Accrued Liabilities: Compensation Liability	135,000.00
Accounts Pay & Accrued Liabilities: Loan from TL Fundins	37,757.69
Accounts Pay & Accrued Liabilities: XTRA Exch Debt for E liability	(100.00)
Accounts Pay & Accrued Liabilities: XTRA Merger stock issuance liab	(10,062.59)
Net cash provided by Operating Activities	(6,563.36)

INVESTING ACTIVITIES
Leasehold Estate RINK: RINK Electrical Infrastructure	(20,108.00)
Leasehold Estate RINK: Tenant Improvements RINK	(9,249.00)
Mining Equipment: 37 T17 + 55 miners	(46,374.00)
Intangible assets: RINK Lease ROU	(27,440.00)
Net cash provided by Investing Activities	(103,171.00)

FINANCING ACTIVITIES
Operating Lease Liabilities: RINK lease liability	27,440.00
XCrypto Note	72,131.77
Common Stock, $0.0001 par value	10,015.66
Series E Pref Stock, $0.0001	146.93
Net cash provided by Financing Activities	109,734.36

Net Cash increase for period	$0.00

Cash at end of period	$0.00

F-6

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization and Change in Business

Originally formed as Diamond Information Institute Inc. (the “Company”), incorporated under the laws of the State of New Jersey on October 24, 1988. The Company began trading under the symbol “DIII” on January 26, 2009.

On April 11, 2011, the Board and majority shareholder approved corporate changes effective May 20, 2011, to change state of incorporation and domicile from New Jersey to the state of Wyoming, and to change Company name to Therapy Cells, Inc. (WY Corp 2011-000601911). Therapy Cells, Inc. began trading under the symbol “TCEL” effective October 31, 2011.

May 31, 2019, the Board and Shareholders approved a new board of directors and officers, a merger with XTRA Bitcoin Inc. (WY Corp 2018-000802448), and a name change upon merger to XTRA Bitcoin Inc. Pursuant to the Board of Directors approval of the merger with XTRA Bitcoin Inc. (WY Corp 2018- 000802448), the nature of the Company’s business changed from cell repair and replacement and consulting to bitcoin and cryptocurrency mining during 2019.

On June 25, 2019, the Company merged with XTRA Bitcoin Inc., (WY Corp 2018-000802448), and changed its name from Therapy Cells, Inc. (WY Corp 2011-000601911), to XTRA Bitcoin Inc., (WY Corp 2011-000601911).

On August 5, 2019, Company filed Issuer Company Related Action Notification with FINRA regarding the merger, name change and symbol change application.

On August 22, 2019, Company received new CUSIP number for XTRA Bitcoin Inc. that was effective upon FINRA publication.

On October 28, 2019, FINRA published corporate action effectiveness and issued new symbol “CBTC”.

On October 29, 2019, the Company began trading under new symbol “CBTC”. With name and symbol change completed, the Company submitted OTCIQ Basic – Order Form with OTC Markets to access OTC Disclosure & News Service for filings to bring the Company current in publicly available information.

On February 6, 2020, Attorney letter and Amended Annual Report for 2019 were filed with the OTC. On February 12, 2020, Company became OTC Pink Current Information.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements and related notes are prepared using accrual method accounting principles generally accepted in the United States of America (“GAAP”). The Company has elected a December 31 year-end date.

F-7

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid investments with a maturity of three months or less to be cash and cash equivalents. We maintain cash balances in non- interest-bearing accounts, which do not currently exceed federally insured limits.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation – Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718, awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2021, up through the date the Company issued the financial statements for disclosure consideration.

Property & Equipment

All property and equipment purchases are recorded at cost and will be depreciated over the estimated useful lives of the assets. Straight-line and declining balance methods of depreciation will be used in calculating the annual provision for depreciation. Cost of maintenance and repairs will be expensed while major improvements and acquisitions will be capitalized. Gains or losses from disposition will be reflected in current operations.

Estimated useful lives of the plant and equipment are as follows:
Mining Equipment	2 – 3 years
Utility Equipment	5 - 10 years

F-8

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Related parties

The Company follows ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company will recognize revenues in accordance with ASC 606 – “Revenue from Contracts with Customers”. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	Identify the contract with a customer.

•	Identify the performance obligations in the contract.
•	Determine the transaction price.
•	Allocate the transaction price to performance obligations in the contract; and
•	Recognize revenue as the performance obligation is satisfied.

F-9

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

The Company enters a digital asset mining pool by executing a contract with the mining pool operator to provide computing power to the mining pool. The contracts are terminable at any time by either party or the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed digital currency award the mining pool operator receives and, depending on contract, a portion of the digital asset transaction fees (less mining pool fees to the mining pool operator which are recorded as a component of cost of revenues), for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm. Any gain or loss in sales of digital currencies, which are calculated as the difference between the selling price and the market price at the time of mining of the digital currencies, are recorded as revenue or cost of revenue.

Cost of Revenue

The Company’s cost of revenue consists primarily of direct production costs related to mining operations, including hosting, electricity, depreciation, rent, maintenance, operations, and mining pool fees.

Financial Instruments

The Company’s financial instruments consist primarily of Intangible Assets – digital currency, prepayments, and deposits, cash, and cash equivalents, and amounts due to related party. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company also follows the guidance of the ASC Topic 820-10 “Fair Value Measurements and Disclosures”, with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.
•	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
•	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

F-10

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheet. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease.

Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Intangible Asset – Digital Currency

Digital currency (bitcoin) is included in current assets in the accompanying balance sheets. Digital currencies purchased are recorded at cost and digital currencies awarded to the Company through its mining activities are accounted for in connection with the Company’s revenue recognition policy disclosed above.

Digital currencies held are accounted for as with indefinite useful lives and are not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indication that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital currency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. Digital currencies awarded to the Company through its mining activities are included within operating activities on the accompanying statements of cash flows. The sales of digital currencies are included within operating activities in the accompanying statements of cash flows and any realized gains or losses from such sales are included in revenue in the statements of operations. The Company accounts for its gains or losses in accordance with the first in first out (FIFO) method of accounting.

Income Tax Provisions

Income taxes are determined in accordance with the provisions of ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For the period ended September 30, 2021, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2020, the Company did not have any significant unrecognized uncertain tax positions.

F-11

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

Net loss per common share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is like basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Recently Adopted Accounting Standards

Management has considered recent accounting pronouncements issued. The Company’s management believes that these recent announcements will have a material effect on the Company’s financial statements and the disclosure necessary for these recent pronouncements has been made in the Company’s financial statements.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASC 842”). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is like the current model but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018.

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of September 30, 2021, the Company has an accumulated deficit of $(4,408,933) since inception in 1988 and has incurred a third quarter 2021 net loss of $(63,885) resulting in a year-to- date net loss for 2021 of $(203,211). XTRA’s third quarter 2021 total for net cash provided by operating activities was $(4,768). Third quarter 2021 total of net cash provided by investing activities of $11,594 and third quarter 2021 total net cash provided by financing activities of $(10,695).

Management’s plans include raising capital through the debt and equity markets to fund operations and eventually, generating profit through its business; however, there can be no assurance that the Company will be successful in such activities. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-12

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

NOTE 4 – LEASES, PLANT AND EQUIPMENT

Company has leased 2.5MW capacity and facilities and is raising funding to develop a 10MW bitcoin mining facility in 2.5MW phases.

Plant and equipment on December 31, 2019 consisted of the following:

	Prepaid Rent	Lease ROU	Lease liability Bal
1.25MW Wonka #5 leasehold ROU with	$116,520	$291,300	$174,780
1.25MW Wonka #6 leasehold ROU with prepaid rent of	$116,520	$291,300	$174,780
2.5MW leasehold ROU Total	$233,040	$582,600	$349,560
Option lease additional 7.5MW at Wonka data center.	$0.00	$1,747,800	$1,747,800

In the June 25, 2019, merger, Company acquired 2MW of right-of-use (ROU) assets under operating leases for property of $466,080 and operating lease liabilities of $291,511,34.

On July 1, 2019, Company negotiated an increase to 2.5MW for $58,471.34 for ROU of $582,600 and operating lease liabilities of $349,560.00 and the option to lease up to an additional 7.5MW on the same terms. The lease liabilities will commence upon installation of the electrical infrastructure and will continue for a period of 5 years. Company pays a nominal monthly storage unit rental rate to reserve leasehold until primary electrical infrastructure is installed to the unit. Company is responsible for the cost of the electrical infrastructure.

As of January 1, 2020, Company obtained the right, but not the obligation, to lease Wonka #3 and Wonka #4 by assuming each unit’s lease from The Pines Townhomes LLC at rate of $345/month as storage units to reserve the space and allocation of electrical power capacity from Protocall Technologies Incorporated.

On March 6, 2020, XTRA Bitcoin Inc entered into an agreement to acquire 70% of the RINK, phase 1 mining facility electrical capacity from Xtra Crypto Mining Inc (XCrypto) and contracted to purchase 37 new Antminer T 17 55 TH/s ASIC miners. This acquisition will allow XTRA to begin mining while raising funding for its larger Wonka mine project. The new Antminer T17s are expected to ship from Bitmain in China and arrive in late March 2020. Installation and mining were expected by middle of April 2020.

Lease start date was tolled from April 1, 2020 to June 1, 2020 due to delays caused by COVID-19. Subsequently, due to additional and extended border closures due to COVID-19, XTRA entered into the Hosting agreement described below and XCrypto agreed to toll their loan payments to coincide with the mining at host facility.

RINK leasehold Start date	Lease Term	Rate	ROU asset	Paid to Date	ROU Liability Balance
6-1-2020	60 months	$490	29,400	3,430	25,970

See Note 7 – Related Party Transactions and Note 11 - Subsequent Events.

F-13

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

Hosting Agreement: On December 16, 2020, XTRA entered into a 6 month hosting agreement with Manitoba Corporation named 10019758 Manitoba Ltd for the 46 new Antminer T17 55 TH/s miners purchased by Xtra Crypto Mining Inc, of which, XTRA Bitcoin Inc contracted for 37 miners (80.435% of their collective mining hash) and Xtra Crypto retained 9 miners (19.565% of their collective mining hash).

Their staff took possession of the miners and transported them to their facility for installation. Terms of the hosting agreement are as follows: From all bitcoin earnings, the electricity bill is deducted and then 20% of the remaining bitcoin earnings are paid for the hosting service. Mining began on December 23, 2020. As of December 31, 2020, XTRA’s miners have generated $3,901.45 in revenue.

During the first quarter of 2021, the miners have experienced significant equipment failure causing a diminishing hashing power (earning capacity). XTRA has ordered replacement parts from China that are expected to arrive via DHL on May 19, 2021.

Despite replacement parts, the T17 miners continue to experience significant failures resulting in company taking a 50% impairment write off of $23,187 as depreciation on April 4, 2021.

Hosting continues on a month to month basis.

Due to continued miner equipment failures, Company posted an additional 25% impairment write off of $11,953.50 as depreciation on September 30, 2021.

Subsequently, host disconnected remaining working miners and on October 31, 2021 Company terminated the month-to-month hosting and instructed host to return miners to XTRAs RINK facility pursuant to the hosting agreement within ten (10) days.

NOTE 5 – INCOME TAXES

The Company is headquartered in the United States and has mining operations in Canada and will file tax returns as required in those jurisdictions.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company’s financial statements for the period ended December 31, 2018, reflect certain effects of the Act which includes a reduction in the corporate tax rate from 35% to 21% as well as other changes.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of September 30, 2021:

Deferred tax assets:

Net operating loss carryforwards 2019	$228,659
Net operating loss carry forwards 2020	217,614
Net operating loss carry forwards 2021 thru September 30	203,211
Less: valuation allowance	(0)
Net deferred tax asset	$649,484

Management evaluates deferred tax assets on an annual basis and due to changing tax laws is currently unable to determine if the deferred tax assets will be fully realizable in the future.

F-14

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

NOTE 6 – STOCKHOLDERS’ EQUITY & CONVERTIBLE NOTES PAYABLE

Common stock

The Company is authorized to issue 2,900,000,000 shares of common stock, par value $0.0001. As of December 31, 2017, there were 2,019,518,345 shares issued and outstanding. In 2018, 71,200,000 shares were returned to the Company and canceled, leaving 1,948,318,345 shares of common stock issued and outstanding as of December 31, 2018.

On September 30, 2019, Company is obligated to issue 10,000,000 shares of common stock to Consultant David Chua under the terms of the Consulting Agreement.

As of December 31, 2019, 1,948,318,345 shares of common stock are issued and outstanding and Company is obligated to issue an additional 110,156,560 shares of common stock for a total of 2,058,474,905 shares of common stock.

On January 20, 2020, Company issued 100,156,560 shares of restricted common stock to fulfill merger obligation.

As of September 30, 2020, Company is still obligated to issue 10,000,000 shares of common stock to Consultant David Chua under the terms of the Consulting Agreement.

As of September 30, 2021, 2,048,474,905 shares of common stock are issued and outstanding and Company is obligated to issue an additional 10,000,000 shares of common stock for a total of 2,058,474,905 shares of common stock.

Preferred Series A stock

The Company is authorized to issue 1,000,000 shares of Series A Preferred stock, par value $0.0001. As of December 31, 2017, there are 900,110 shares of Preferred Series A issued and outstanding.

On May 10, 2018, 675,000 shares of Preferred Series A were returned to the Company and canceled, leaving 225,110 shares of Preferred Series A issued and outstanding as of December 31, 2018.

As of December 31, 2019, there are 225,110 shares of Preferred Series A issued and outstanding. As of December 31, 2020, there are 225,110 shares of Preferred Series A issued and outstanding. As of September 30, 2021, there are 225,110 shares of Preferred Series A issued and outstanding.

Series A Preferred Stock, Article 4(a)(3) Voting Rights. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: (i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus (ii) the total number of shares of Series B, Series C, Series D, Series E and Series F Preferred Stocks which are issued and outstanding at the time of voting.

Each individual share of Series A Preferred Stock shall have the voting rights equal to four times the sum of: all shares of common stock issued and outstanding at the time of voting + all shares of Series B, Series C, Series D, Series E and Series F Preferred Stocks which are issued and outstanding at the time of voting.

CEO Paul Knudson has beneficial ownership of all 225,110 issued and outstanding Series A Preferred Stock and can effectively control the outcome of all issues presented for a vote of the shareholders.

F-15

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

Preferred Series B stock

The Company is authorized to issue 10,000,000 shares of Series B Preferred stock, par value $0.0001. As of December 31, 2018, December 31, 2019, December 31, 2020, and September 30, 2021, there are zero shares of Preferred Series B issued and outstanding.

Preferred Series C stock

The Company is authorized to issue 10,000,000 shares of Series C Preferred stock, par value $0.0001. As of December 31, 2018, December 31, 2019, December 31, 2020, and September 30, 2021, there are zero shares of Preferred Series C issued and outstanding.

Preferred Series D stock

The Company is authorized to issue 30,000,000 shares of Series D Preferred stock, par value $0.0001. As of December 31, 2018, December 31, 2019, December 31, 2020, and September 30, 2021, there are zero shares of Preferred Series D issued and outstanding.

Preferred Series E stock

As of September 30, 2021, there are 2,299,333 shares of Preferred Series E stock issued and outstanding.

As of December 31, 2020, there are 2,299,333 shares of Preferred Series E stock issued and outstanding.

On January 20, 2020, Company issued 469,286 shares of restricted Series E Preferred stock to fulfill its merger obligations.

On January 23, 2020, Company issued 1,000,000 shares of restricted Series E Preferred stock to complete the conversion of $1,000,000 of outstanding debts, including Note 10, into Series E Preferred stock to eliminate the Company’s outstanding interest-bearing debt burden.

The Company is authorized to issue 30,000,000 shares of Series E Preferred stock, par value $0.0001 with Article 4(e)(6) Voting Rights. Series E Preferred Stock shall have no vote for any election or other vote placed before the shareholders of the Corporation.

As of December 31, 2019, there are 830,047 shares of Preferred Series E issued and outstanding. As of October 16, 2019, Company negotiated the conversion of $1,000,000 of outstanding debts, including Note 10, into 1,000,000 Preferred Series E stock at the rate of 1 share per $1.00 of debt. This eliminated the Company’s outstanding interest-bearing debt burden. This results in a fully converted valuation of $0.001 per common share which is above the average market price for last 12 months ending October 16, 2019.

Preferred Series F stock

The Company is authorized to issue 10,000,000 shares of Series F Preferred stock, par value $0.0001. As of December 31, 2018, December 31, 2019, December 31, 2020, and September 30, 2021, there are zero shares of Preferred Series F issued and outstanding.

F-16

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

Convertible Notes Payable

As of September 30, 2021, the Company has zero convertible note debt outstanding. As of December 31, 2020, the Company has zero convertible note debt outstanding.

On May 14, 2019, the Company negotiated an exchange of $145,251.85 outstanding notes and $708,823.16 convertible notes payable into a new $854,075.01 non-convertible 10% Note, designated “Note 10”. See Preferred Series E stock above.

As of May 14, 2019, the Company has zero convertible note debt outstanding.

On October 16, 2019, the Company obligated itself to issue 1,000,000 shares of Preferred Series E stock in exchange for the conversion of $1,000,000 of outstanding debts into 1,000,000 shares of Preferred Series E stock. Note 10 and Note 6 were included in this conversion which eliminated the Company’s obligation to pay accruing interest on these notes.

NOTE 7 – RELATED PARTY TRANSACTIONS

On March 6, 2020, Company entered contract to purchase 37 Antminer T17+ 55 TH/s bitcoin miners, electrical infrastructure, and installation at the RINK facility in Canada. This purchase was funded by Xtra Crypto Mining Inc, a solely owned corporation by CEO Paul Knudson. See NOTE 11: SUBSEQUENT EVENTS

As of January 1, 2020, Company obtained the right, but not the obligation, to lease Wonka #3 and Wonka #4 by assuming each unit’s lease from The Pines Townhomes LLC at rate of $345/month as storage units to reserve the space and allocation of electrical power capacity from Protocall Technologies Incorporated. The Pines Townhomes LLC is a real estate investment company owned by CEO Paul Knudson.

On July 1, 2019, the Company negotiated an increase to 2.5MW for $58,471.34 to increase ROU to $582,600 and operating lease liabilities of $349,560 and the option to lease up to an additional 7.5MW on the same terms. The lease liabilities will commence upon installation of the electrical infrastructure and will continue for a period of 5 years. The Company pays a nominal storage unit rental rate to reserve leasehold until electrical is distributed to unit. The Company leases from The Pines Townhomes LLC which is a real estate investment company owned by CEO Paul Knudson.

On October 16, 2019, the Company obligated itself to issue 1,000,000 shares of Preferred Series E stock in exchange for the conversion of $1,000,000 of outstanding debts into 1,000,000 shares of Preferred Series E stock. $100,000 of the converted debt consisted of “Assumed Payables – XTRA merger” of $32,208.11 that were assumed by Paul Knudson personally and accrued compensation liability of $67,791.89 that was converted into 100,000 shares of “restricted securities” Series E Preferred stock to be issued to CEO Paul Knudson.

Subsequently, the Company issued the 1,000,000 shares of Preferred Series E stock on January 23, 2020.

F-17

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

NOTE 8 – MANAGEMENT

The following table sets forth the names and positions of our executive officers who have served during the 2021 fiscal year. Directors will be elected at our annual meeting of stockholders or serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Position	Appointed	Resignation
Paul Knudson	Director, CEO	May 31, 2019	N/A
Jacob Veatch	Director	May 31, 2019	N/A
Matthew Timpson	Director	May 31, 2019	N/A
Mary A Veatch	Secretary	May 31, 2019	N/A
Paul Knudson	CFO	June 24, 2019	N/A

The Company CEO, Paul Knudson, is compensated $15,000 per month for his services and has agreed to accept payment in the form of “restricted” Series E Preferred shares at rate of 1 share per $1.00 until such time as company is funded and generating revenue adequate to meet payroll. All other officers and directors have volunteered their time for 2020 and will revisit compensation issue for 2021. As of third quarter 2021 Company compensates each director at the rate of $1,000.00 per quarter,

NOTE 9 – SECURITY OWNERSHIP AND BENEFICIAL OWNERSHIP BY MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock as of September 30, 2021, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

Name of Beneficial	Common Stock No of Shares Percentage			Preferred Stock No of Shares Percentage
Directors and Officers
Paul Knudson, CEO, CFO, Director	31,903,252	*	1.56%	2,307,167	91.39%
Jacob Veatch, Director	0		0.0%	0	0.00%
Matthew Timpson, Director	0		0.0%	0	0.00%
Mary A Veatch, Secretary	0		0.0%	193,236	7.65%
Directors & Officers as a Group (4 Persons)	31,903,252		1.56%	2,500,403	99.04%
Other Beneficial Owners
None	0		0.0%	0	0.0%
Other Beneficial Owners as a Group	0		0.0%	0	0.0%

*Includes market purchase of 100,000 shares at $0.0018 on May 5, 2019, and 1,050,000 shares purchased at $0.0018 on October 31, 2019, and beneficial ownership through IRA of 200,000 shares at $0.0016, 235,000 shares at $0.0017 & 370,000 shares at $0.0019 purchased on October 31, 2019, 500,000 shares at $0.0016 purchased on November 5, 2019, and 1,500,000 shares at $0.0016 and 500,000 shares at $0.0015 purchased on November 6, 2019. Includes market sales of 179,924 sold at 0.0005, and 83,714 sold at 0,0004, and 78,070 sold at 0.00032, and 28,938 sold at 0.000475 by brokerage to pay account maintenance fees. Sold 235,588 at 0.0079, 385,189 at 0.0083, 2,069,189 at 0.0084, 786,362 at 0.0086 and 441 at 0.0298 during first quarter 2021.

F-18

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Quarter Ended September 30, 2021

Unaudited

NOTE 10 – CONTINGENCIES & LITIGATION

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB 450- 20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. Company has no active or known pending litigation.

Limitation of Liability of Directors

Pursuant to the Wyoming General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Directors’ liability under federal or applicable state securities laws. We have agreed to indemnify our Directors against expenses, judgments and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner, he believed to be in our best interests.

NOTE 11 – SUBSEQUENT EVENTS

On March 26, 2020, Consultant Mr. David Chua Soon Li gave notice of his resignation as consultant which became effective 30 days later April 26, 2020. Company and Consultant mutually agreed to end the engagement upon the advice of Company’s legal counsel. As of April 26, 2020, Company has no qualified offering outstanding, and no funds have been raised or transmitted to Company by Consultant. As of December 31, 2020, Company is still obligated to issue 10,000,000 shares of common stock to Consultant David Chua under the terms of the Consulting Agreement.

Company began receiving miners at the RINK facility in early April 2020, but due to government shutdown orders and border closure in response to the COVID-19 pandemic, Company has been unable to access the facility and perform the installation work. Company has contracted with Canadian electrician to perform the installation of transformer, but installation work has been delayed to date. Due to the government mandated shutdown orders and border closures in response to the COVID -19 pandemic, XTRA contracted a Canadian based mining operator to host our miners on a temporary basis. Our Canadian hosted miners have been taken offline as of September 30, 2021, at termination of hosting agreement. Company is arranging for the remaining operable miners to be relocated to our RINK facility.

As of the date of the Issuer Certification below, there are 2,048,474,905 shares of common stock, 225,110 shares of Series A Preferred and 2,299,333 shares of Series E Preferred stock issued and outstanding.

F-19

XTRA Bitcoin Inc (CBTC)

Balance Sheet for Year ended 12-31-2020 & 12-31-2019

(unaudited)

	Dec 31, 20	Dec 31, 19
ASSETS
Current Assets
Other Current Assets
BTC Inventory	$2,053.05	$0.00
Total Other Current Assets	2,053.05	0.00
Total Current Assets	2,053.05	0.00
Fixed Assets
Leasehold Estate RINK
RINK Electrical Infrastructure	20,104.48	0.00
Tenant Improvements RINK	9,250.00	0.00
Total Leasehold Estate RINK	29,354.48	0.00
Mining Equipment
37 T17 + 55 miners	46,376.00	0.00
Total Mining Equipment	46,376.00	0.00
Operating Lease ROU Asset
Security Deposit W#5	8,480.00	8,480.00
Security Deposit W#6	8,480.00	8,480.00
Operating Lease ROU Asset - Other	582,600.00	582,600.00
Total Operating Lease ROU Asset	599,560.00	599,560.00
Total Fixed Assets	675,290.48	599,560.00
Other Assets
Accounts Receivable	7,278.58	7,278.58
Intangible assets
RINK Lease ROU	25,970.00	0.00
Total Intangible assets	25,970.00	0.00
Total Other Assets	33,248.58	7,278.58
TOTAL ASSETS	$710,592.11	$606,838.58
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Credit Cards
Barclays MC 6142	$711.23	$1,013.40
Total Credit Cards	711.23	1,013.40
Other Current Liabilities
Accts Pay & Accrued Liabilities
Accrued Compensation Liability	345,208.11	30,208.11
Loan from TL Funding		96,606.27
XTRA Exch Debt for E liability	4,000.00	100.00
XTRA Merger stock issuance liab	9,900.00	10,062.59
Accts Pay & Accrued Liabilities - Other		30,625.00
Total Accts Pay & Accrued Liabilities	583,522.72	167,601.97
Total Other Current Liabilities	583,522.72	167,601.97
Total Current Liabilities	584,233.95	168,615.37
Long Term Liabilities
Operating Lease Liabilities
Operating Lease Liabilities W5	174,780.00	174,780.00
Operating Lease Liabilities W6	174,780.00	174,780.00
RINK lease liability	25,970.00	0.00
Total Operating Lease Liabilities	375,530.00	349,560.00
XCrypto Note	72,131.25	0.00
Total Long Term Liabilities	447,661.25	349,560.00
Total Liabilities	829,380.16	518,175.37
Equity
Accumulated Deficit	(1,585,222.84)	(1,585,222.84)
Additional Paid in Capital	3,881,833.83	3,881,833.83
Common Stock, $0.0001 par value	204,847.49	194,831.83
Retained Earnings	(2,402,885.12)	(2,174,226.60)
Series A Pref Stock $0.0001	22.51	22.51
Series E Pref Stock, $0.0001	229.93	83.00
Net Income	(217,613.85)	(228,658.52)
Total Equity	(118,788.05)	88,663.21
TOTAL LIABILITIES & EQUITY	$710,592.11	$606,838.58

F-20

XTRA Bitcoin Inc (CBTC)

Profit & Loss for Year Ended 12-31-20 & 12-31-2019

(unaudited)

	Jan - Dec 20	Jan - Dec 19
Ordinary Income/Expense
Income
Mining Revenue	$3,901.45	$0.00
Total Income	3,901.45	0.00
Gross Profit	3,901.45	0.00
Expense
Bad Debt Expense	0.00	10,109.43
Bank Service Charges	215.41	105.00
Dues and Subscriptions	5.00	0.00
Hosting Expense
Hosting Fee - Beulah	513.26	0.00
Total Hosting Expense	513.26	0.00

Interest Expense	0.00	98,360.76
Internet	34.83	84.98
License	10.00	0.00
Office Supplies	10.00	470.98
Operating Expenses
Compensation	180,000.00	98,000.00
Total Operating Expenses	180,000.00	98,000.00

Postage and Delivery	0.00	14.70
Press Release
Accesswire Press Release	2,500.00	2,500.00
Press Release - Other	0.00	1,975.00
Total Press Release	2,500.00	4,475.00

Professional Fees
Action Stock Transfer	1,158.30	0.00
Attorney Fees	3,500.00	1,500.00
Empire Consulting - Ken Maciora	4,000.00	0.00
FINRA Fees	0.00	500.00
Global One Filing	1,675.00	0.00
Registered Agent	152.00	295.00
Total Professional Fees	10,485.30	2,295.00

Rent Expense
RINK Rent	3,430.00	0.00
W3 Rent	4,485.00	0.00
W4 Rent	4,485.00	0.00
W5 Rent	4,485.00	2,070.00
W6 Rent	4,485.00	2,070.00
Total Rent Expense	21,370.00	4,140.00

Taxes. Customs
Customs Canada	4,552.92	0.00
Total Taxes, Customs	4,552.92	0.00

Telephone Expense	234.17	379.69
Utilities
Beulah Electricity	1,335.14	0.00
RINK Electricity	140.11	0.00
Total Utilities	1,475.25	0.00
Website	109.16	10,222.98
Total Expense	221,151.30	228,658.52
Net Ordinary Income	$(217,613.85)	$(228,658.52)
Net Income	$(217,613.85)	$(228,658.52)

F-21

XTRA BITCOIN INC. - CBTC

Statement of Changes in Stockholder's Equity - unaudited

For Year ended December 31, 2020

	Common Stock		Preferred Series A		Preferred Series E
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance - December 31, 2018	1,948,318,345	$194,832	225,110	$23	830,047	$83	$2,749,636	$(3,759,449)	$(814,876)

2019 Merger - Common to be issued							15,023		15,023
Pref # to be issued in merger							117,275		117,275
2019 - Exchange Debt to Pref E							999,900		999,900
2019 Net Loss								(228,659)	(228,659)
Balance - December 31, 2019	1,948,318,345	194,832	225,110	23	830,047	83	3,881,834	(3,988,108)	88,663

2020-01-20 Common Stock issued	100,156,560	10,016							10,016
2020-01-20 issued Pref E shares					469,286	47			47
2020-01-23 Issued Pref E					1,000,000	100			100
2020-12-31 Net Loss								(217,614)	(217,614)
Balance - December 31. 2020	2,048,474,905	204,847	225,110	23	2,229,333	230	3,881,834	(4,205,722)	(118,788)

F-22

XTRA Bitcoin Inc (CBTC)

Statement of Cash Flows for Year ended 12-31-2020

(unaudited)

Jan – Dec 20
OPERATING ACTIVITIES
Net Income	$(217,613.85)
Adjustments to reconcile Net Income to net cash provided by operations:
BTC Inventory	(2,053.05)
Barclays MC 6142	(158.74)
Accounts Pay & Accrued Liabilities: Compensation Liability	180,000.00
Accounts Pay & Accrued Liabilities: Loan from TL Fundins	43,424.87
Accounts Pay & Accrued Liabilities: XTRA Exch Debt for E liability	(100.00)
Accounts Pay & Accrued Liabilities: XTRA Merger stock issuance liab	(10,062.59)
Net cash provided by Operating Activities	(6,563.36)

INVESTING ACTIVITIES
Leasehold Estate RINK: RINK Electrical Infrastructure	(20,104.48)
Leasehold Estate RINK: Tenant Improvements RINK	(9,250.00)
Mining Equipment: 37 T17 + 55 miners	(46,376.00)
Intangible assets: RINK Lease ROU	(25,970.00)
Net cash provided by Investing Activities	(101,700.48)

FINANCING ACTIVITIES
Operating Lease Liabilities: RINK lease liability	25,970.00
XCrypto Note	72,131.25
Common Stock, $0.0001 par value	10,015.66
Series E Pref Stock, $0.0001	146.93
Net cash provided by Financing Activities	108,263.84

Net cash increase for period	$0.00

Cash at end of period	$0.00

F-23

XTRA Bitcoin Inc (CBTC)

Statement of Cash Flows

(unaudited)

Jan – Dec 19
OPERATING ACTIVITIES
Net Income	$(228,658.52)
Adjustments to reconcile Net Income to net cash provided by operations:
Barclays MC 6142	1,013.40
Accounts Pay & Accrued Liabilities: Compensation Liability	30,208.11
Accounts Pay & Accrued Liabilities: Loan from TL Fundins	96,606.27
Accounts Pay & Accrued Liabilities: XTRA Exch Debt for E liability	100.00
Accounts Pay & Accrued Liabilities: XTRA Merger stock issuance liab	10,062.59
Net cash provided by Operating Activities	(90,668.15)

INVESTING ACTIVITIES
Operating Lease ROU Asset	(582,600.00)
Operating Lease ROU Asset: Security Deposit W#5	(8,480.00)
Operating Lease ROU Asset: Security Deposit W#6	(8,480.00)
Accounts Receivable	(1,092.52)
Net cash provided by Investing Activities	(598,467.48)

FINANCING ACTIVITIES
Notes Payable - Convertible: Convertible Notes Payable - PFI	(665,748.58)
Notes Payable - Non-convertible: 6 Note Payable	(126,873.75)
Operating Lease Liabilities: Operating Lease Liabilities W5	174,780.00
Operating Lease Liabilities: Operating Lease Liabilities W6	174,780.00
Additional Paid in Capital	1,132,197.96
Net cash provided by Financing Activities	689,135.63

Net Cash increase for period	$0.00

Cash at end of period	$0.00

F-24

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

NOTE 1- ORGANIZATION AND NATURE OF BUSINESS

Organization and Change in Business

Originally formed as Diamond Information Institute Inc. (the "Company"), incorporated under the laws of the State of New Jersey on October 24, 1988. The Company began trading under the symbol "DIii" on January 26, 2009.

On April 11, 2011, the Board and majority shareholder approved corporate changes effective May 20, 2011, to change state of incorporation and domicile from New Jersey to the state of Wyoming, and to change Company name to Therapy Cells, Inc. (WY Corp 2011-000601911). Therapy Cells, Inc. began trading under the symbol "TCEL" effective October 31, 2011.

May 31, 2019, the Board and Shareholders approved a new board of directors and officers, a merger with XTRA Bitcoin Inc. (WY Corp 2018-000802448), and a name change upon merger to XTRA Bitcoin Inc. Pursuant to the Board of Directors approval of the merger with XTRA Bitcoin Inc. (WY Corp 2018- 000802448), the nature of the Company's business changed from cell repair and replacement and consulting to bitcoin and cryptocurrency mining during 2019.

On June 25, 2019, the Company merged with XTRA Bitcoin Inc., (WY Corp 2018-000802448), and changed its name from Therapy Cells, Inc. (WY Corp 2011-000601911), to XTRA Bitcoin Inc., (WY Corp 2011-000601911).

On August 5, 2019, Company filed Issuer Company Related Action Notification with FINRA regarding the merger, name change and symbol change application.

On August 22, 2019, Company received new CUSIP number for XTRA Bitcoin Inc. that was effective upon FINRA publication.

On October 28, 2019, FINRA published corporate action effectiveness and issued new symbol "CBTC".

On October 29, 2019, the Company began trading under new symbol "CBTC". With name and symbol change completed, the Company submitted OTCIQ Basic - Order Form with OTC Markets to access OTC Disclosure & News Service for filings to bring the Company current in publicly available information.

On February 6, 2020, Attorney letter and Amended Annual Report for 2019 were filed with the OTC. On February 12, 2020, Company became OTC Pink Current Information.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements and related notes are prepared using accrual method accounting principles generally accepted in the United States of America ("GAAP"). The Company has elected a December 31 year-end date.

F-25

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid investments with a maturity of three months or less to be cash and cash equivalents. We maintain cash balances in non interest-bearing accounts, which do not currently exceed federally insured limits.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation ("ASC 718"). ASC 718 addresses all forms of share-based payment ("SBP") awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718, awards result in a cost that is measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Subsequent Events

In accordance with ASC Topic 855, "Subsequent Events", which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2020, up through the date the Company issued the financial statements for disclosure consideration.

Property & Equipment

All property and equipment purchases are recorded at cost and will be depreciated over the estimated useful lives of the assets. Straight-line and declining balance methods of depreciation will be used in calculating the annual provision for depreciation. Cost of maintenance and repairs will be expensed while major improvements and acquisitions will be capitalized. Gains or losses from disposition will be reflected in current operations.

Estimated useful lives of the plant and equipment are as follows:
Mining Equipment	2 – 3 years
Utility Equipment	5 - 10 years

F-26

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Related parties

The Company follows ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company's financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company's business, financial position, and results of operations or cash flows.

F-27

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

Revenue Recognition

The Company will recognize revenues in accordance with ASC 606- "Revenue from Contracts with Customers". The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	Identify the contract with a customer.

•	Identify the performance obligations in the contract.
•	Determine the transaction price.
•	Allocate the transaction price to performance obligations in the contract; and
•	Recognize revenue as the performance obligation is satisfied.

The Company enters a digital asset mining pool by executing a contract with the mining pool operator to provide computing power to the mining pool. The contracts are terminable at any time by either party or the Company's enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed digital currency award the mining pool operator receives and, depending on contract, a portion of the digital asset transaction fees (less mining pool fees to the mining pool operator which are recorded as a component of cost of revenues), for successfully adding a block to the blockchain. The Company's fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm. Any gain or loss in sales of digital currencies, which are calculated as the difference between the selling price and the market price at the time of mining of the digital currencies, are recorded as revenue or cost of revenue.

Cost of Revenue

The Company's cost of revenue consists primarily of direct production costs related to mining operations, including electricity, depreciation, rent, maintenance, operations and mining pool fees.

Financial Instruments

The Company's financial instruments consist primarily of Intangible Assets - digital currency, prepayments, and deposits, cash, and cash equivalents, and amounts due to related party. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

F-28

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

The Company also follows the guidance of the ASC Topic 820-10 "Fair Value Measurements and Disclosures", with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.
•	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
•	Level 3: Inputs are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use ("ROU") assets, other current liabilities, and operating lease liabilities in our balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheet. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease.

Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Intangible Asset - Digital Currency

Digital currency (bitcoin) is included in current assets in the accompanying balance sheets. Digital currencies purchased are recorded at cost and digital currencies awarded to the Company through its mining activities are accounted for in connection with the Company's revenue recognition policy disclosed above.

Digital currencies held are accounted for as with indefinite useful lives and are not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indication that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital currency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. Digital currencies awarded to the Company through its mining activities are included within operating activities on the accompanying statements of cash flows. The sales of digital currencies are included within operating activities in the accompanying statements of cash flows and any realized gains or losses from such sales are included in revenue in the statements of operations. The Company accounts for its gains or losses in accordance with the first in first out (FIFO) method of accounting.

F-29

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

Income Tax Provisions

Income taxes are determined in accordance with the provisions of ASC 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For the period ended December 31, 2019, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2020, the Company did not have any significant unrecognized uncertain tax positions.

Net loss per common share

The Company computes earnings per share {"EPS"} in accordance with ASC 260, "Earnings per Share". Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is like basic EPS but presents the dilutive effect on a per share basis of potential common shares {e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect {i.e. those that increase income per share or decrease loss per share} are excluded from the calculation of diluted EPS.

Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Recently Adopted Accounting Standards

Management has considered recent accounting pronouncements issued. The Company's management believes that these recent announcements will have a material effect on the Company's financial statements and the disclosure necessary for these recent pronouncements has been made in the Company's financial statements.

In February 2016, the FASB issued Accounting Standards Update {"ASU") 2016-02, Leases ("ASC 842"). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is like the current model but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018.

F-30

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

NOTE 3 - GOING CONCERN

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of December 31, 2020, the Company has an accumulated deficit of $(4,207,775) since inception in 1988 and has incurred fourth quarter 2020 net loss of $(48,614) resulting in an annual net loss for 2020 of $(217,614). XTRA's 2020 annual total for net cash provided by operating activities was $(6,563), 2020 annual total of net cash provided by investing activities of $(101,700), and 2020 annual total net cash provided by financing activities of $108,264.

Management's plans include raising capital through the debt and equity markets to fund operations and eventually, generating profit through its business; however, there can be no assurance that the Company will be successful in such activities. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - LEASES, PLANT AND EQUIPMENT

Company has leased 2.5MW capacity and facilities and is raising funding to develop a l0MW bitcoin mining facility in 2.5MW phases.

Plant and equipment on December 31, 2019 consist of the following:

	Prepaid Rent	Lease ROU	Lease liability Bal
1.25MW Wonka #5 leasehold ROU with	$116,520	$291,300	$174,780
1.25MW Wonka #6 leasehold ROU with prepaid rent of	$116,520	$291,300	$174,780
2.5MW leasehold ROU Total	$233,040	$582,600	$349,560
Option lease additional 7.5MW at Wonka data center.	$0.00	$1,747,800	$1,747,800

In the June 25, 2019 merger, Company acquired 2MW of right-of-use (ROU) assets under operating leases for property of $466,080 and operating lease liabilities of $291,511,34.

On July 1, 2019, Company negotiated an increase to 2.5MW for $58,471.34 for ROU of $582,600 and operating lease liabilities of $349,560.00 and the option to lease up to an additional 7.5MW on the same terms. The lease liabilities will commence upon installation of the electrical infrastructure and will continue for a period of 5 years. Company pays a nominal monthly storage unit rental rate to reserve leasehold until primary electrical infrastructure is installed to the unit. Company is responsible for the cost of the electrical infrastructure.

As of January 1, 2020, Company obtained the right, but not the obligation, to lease Wonka #3 and Wonka #4 by assuming each unit's lease from The Pines Townhomes LLC at rate of $345/month as storage units to reserve the space and allocation of electrical power capacity from Protocall Technologies Incorporated.

On March 6, 2020, XTRA Bitcoin Inc entered into an agreement to acquire 70% of the RINK, phase 1 mining facility electrical capacity from Xtra Crypto Mining Inc (XCrypto) and contracted to purchase 37 new Antminer T 17 55 TH/s ASIC miners. This acquisition will allow XTRA to begin mining while raising funding for its larger Wonka mine project. The new Antminer T17s are expected to ship from Bitmain in China and arrive in late March 2020. Installation and mining are expected by middle of April 2020. Lease start date was tolled from April 1, 2020 to June 1, 2020 due to delays caused by COVID-19.

F-31

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

RINK leasehold Start date	Lease Term	Rate	ROU asset	Paid to Date	ROU Liability Balance
6-1-2020	60 months	$490	29,400	3,430	25,970

See Note 7 - Related Party Transactions and Note 11 - Subsequent Events.

Hosting Agreement: On December 16, 2020, XTRA entered into a 6 month hosting agreement with Manitoba Corporation named 10019758 Manitoba Ltd for the 46 new Antminer T17 55 TH/s miners purchased by Xtra Crypto Mining Inc, of which, XTRA Bitcoin Inc contracted for 37 miners (80.435% of their collective mining hash) and Xtra Crypto retained 9 miners (19.565% of their collective mining hash).

Their staff took possession of the miners and transported them to their facility for installation. Terms of the hosting agreement are as follows: From all bitcoin earnings, the electricity bill is deducted and then 20% of the remaining bitcoin earnings are paid for the hosting service. Mining began on December 23, 2020. As of December 31, 2020, XTRA's miners have generated $3,901.45 in revenue.

NOTE 5 - INCOME TAXES

The Company is headquartered in the United States and has mining operations in Canada and will file tax returns as required in those jurisdictions.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the "Act") resulting in significant modifications to existing law. The Company's financial statements for the period ended December 31, 2018 reflect certain effects of the Act which includes a reduction in the corporate tax rate from 35% to 21% as well as other changes.

The reconciliation of income tax rate to the effective income tax rate for the year to date of December 31, 2020 is as follows:

Loss before income taxes	$(446,276)
Statutory income tax rate	21%
Income tax expense at the statutory rate	(93,717)
Tax losses carryforward	93,717
Income tax expense	$–

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2019:

Deferred tax assets:

Net operating loss carryforwards	$93,717
Less: valuation allowance	(0)
Net deferred tax asset	$93,717

Management evaluates deferred tax assets on an annual basis and due to changing tax laws is currently unable to determine if the deferred tax assets will be fully realizable in the future.

F-32

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

NOTE 6 -STOCKHOLDERS' EQUITY & CONVERTIBLE NOTES PAYABLE

Common stock

The Company is authorized to issue 2,900,000,000 shares of common stock, par value $0.0001. As of December 31, 2017, there were 2,019,518,345 shares issued and outstanding. In 2018, 71,200,000 shares were returned to the Company and canceled, leaving 1,948,318,345 shares of common stock issued and outstanding as of December 31, 2018.

On September 30, 2019, Company is obligated to issue 10,000,000 shares of common stock to Consultant David Chua under the terms of the Consulting Agreement.

As of December 31, 2019, 1,948,318,345 shares of common stock are issued and outstanding and Company is obligated to issue an additional 110,156,560 shares of common stock for a total of 2,058,474,905 shares of common stock.

On January 20, 2020, Company issued 100,156,560 shares of restricted common stock to fulfill merger obligation.

As of September 30, 2020, Company is still obligated to issue 10,000,000 shares of common stock to Consultant David Chua under the terms of the Consulting Agreement.

As of December 31, 2020, 2,048,474,905 shares of common stock are issued and outstanding and Company is obligated to issue an additional 10,000,000 shares of common stock for a total of 2,058,474,905 shares of common stock.

Preferred Series A stock

The Company is authorized to issue 1,000,000 shares of Series A Preferred stock, par value $0.0001. As of December 31, 2017, there are 900,110 shares of Preferred Series A issued and outstanding.

On May 10, 2018, 675,000 shares of Preferred Series A were returned to the Company and canceled, leaving 225,110 shares of Preferred Series A issued and outstanding as of December 31, 2018.

As of December 31, 2019, there are 225,110 shares of Preferred Series A issued and outstanding. As of December 31, 2020, there are 225,110 shares of Preferred Series A issued and outstanding.

Series A Preferred Stock, Article 4(a)(3) Voting Rights. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: (i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus (ii) the total number of shares of Series B, Series C, Series D, Series E and Series F Preferred Stocks which are issued and outstanding at the time of voting.

F-33

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

Each individual share of Series A Preferred Stock shall have the voting rights equal to four times the sum of: all shares of common stock issued and outstanding at the time of voting+ all shares of Series B, Series C, Series D, Series E and Series F Preferred Stocks which are issued and outstanding at the time of voting.

CEO Paul Knudson has beneficial ownership of all 225,110 issued and outstanding Series A Preferred Stock and can effectively control the outcome of all issues presented for a vote of the shareholders.

Preferred Series B stock

The Company is authorized to issue 10,000,000 shares of Series B Preferred stock, par value $0.0001. As of December 31, 2018, December 31, 2019 and December 31, 2020, there are zero shares of Preferred Series B issued and outstanding.

Preferred Series C stock

The Company is authorized to issue 10,000,000 shares of Series C Preferred stock, par value $0.0001. As of December 31, 2018, December 31, 2019 and December 31, 2020, there are zero shares of Preferred Series C issued and outstanding.

Preferred Series D stock

The Company is authorized to issue 30,000,000 shares of Series D Preferred stock, par value $0.0001. As of December 31, 2018, December 31, 2019 and December 31, 2020, there are zero shares of Preferred Series D issued and outstanding.

Preferred Series E stock

As of December 31, 2020, there are 2,299,333 shares of Preferred Series Estock issued and outstanding.

On January 20, 2020, Company issued 469,286 shares of restricted Series E Preferred stock to fulfill its merger obligations.

On January 23, 2020, Company issued 1,000.000 shares of restricted Series E Preferred stock to complete the conversion of $1,000,000 of outstanding debts, including Note 10, into Series E Preferred stock to eliminate the Company's outstanding interest-bearing debt burden.

The Company is authorized to issue 30,000,000 shares of Series E Preferred stock, par value $0.0001 with Article 4(e)(6) Voting Rights. Series E Preferred Stock shall have no vote for any election or other vote placed before the shareholders of the Corporation.

As of December 31, 2019, there are 830,047 shares of Preferred Series E issued and outstanding. As of October 16, 2019, Company negotiated the conversion of $1,000,000 of outstanding debts, including Note 10, into 1,000,000 Preferred Series Estock at the rate of 1 share per $1.00 of debt. This eliminated the Company's outstanding interest-bearing debt burden. This results in a fully converted valuation of $0.001 per common share which is above the average market price for last 12 months ending October 16, 2019.

F-34

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

Preferred Series F stock

The Company is authorized to issue 10,000,000 shares of Series F Preferred stock, par value $0.0001. As of December 31, 2018, December 31, 2019 and December 31, 2020, there are zero shares of Preferred Series F issued and outstanding.

Convertible Notes Payable

As of December 31, 2020, the Company has zero convertible note debt outstanding.

On May 14, 2019, the Company negotiated an exchange of $145,251.85 outstanding notes and $708,823.16 convertible notes payable into a new $854,075.01 non-convertible 10% Note, designated "Note 10". See Preferred Series Estock above.

As of May 14, 2019, the Company has zero convertible note debt outstanding.

On October 16, 2019, the Company obligated itself to issue 1,000,000 shares of Preferred Series Estock in exchange for the conversion of $1,000,000 of outstanding debts into 1,000,000 shares of Preferred Series Estock. Note 10 and Note 6 were included in this conversion which eliminated the Company's obligation to pay accruing interest on these notes.

NOTE 7 - RELATED PARTY TRANSACTIONS

On March 6, 2020, Company entered contract to purchase 37 Antminer T17+ 55 TH/s bitcoin miners, electrical infrastructure, and installation at the RINK facility in Canada. This purchase was funded by Xtra Crypto Mining Inc, a solely owned corporation by CEO Paul Knudson. See NOTE 11: SUBSEQUENT EVENTS

As of January 1, 2020, Company obtained the right, but not the obligation, to lease Wonka #3 and Wonka #4 by assuming each unit's lease from The Pines Townhomes LLC at rate of $345/month as storage units to reserve the space and allocation of electrical power capacity from Protocall Technologies lncorporated-'-The Pines Townhomes LLC is a real estate investment company owned by CEO Paul Knudson.

On July 1, 2019, the Company negotiated an increase to 2.SMW for $58,471.34 to increase ROU to $582,600 and operating lease liabilities of $349,560 and the option to lease up to an additional 7.SMW on the same terms. The lease liabilities will commence upon installation of the electrical infrastructure and will continue for a period of 5 years. The Company pays a nominal storage unit rental rate to reserve leasehold until electrical is distributed to unit. The Company leases from The Pines Townhomes LLC which is a real estate investment company owned by CEO Paul Knudson.

On October 16, 2019, the Company obligated itself to issue 1,000,000 shares of Preferred Series Estock in exchange for the conversion of $1,000,000 of outstanding debts into 1,000,000 shares of Preferred Series Estock. $100,000 of the converted debt consisted of "Assumed Payables - XTRA merger" of $32,208.11 that were assumed by Paul Knudson personally and accrued compensation liability of $67,791.89 that was converted into 100,000 shares of "restricted securities" Series E Preferred stock to be issued to CEO Paul Knudson.

Subsequently, the Company issued the 1,000,000 shares of Preferred Series Estock on January 23, 2020.

F-35

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

NOTE 8 - MANAGEMENT

The following table sets forth the names and positions of our executive officers who have served during the 2020 fiscal year. Directors will be elected at our annual meeting of stockholders or serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Position	Appointed	Resignation
Paul Knudson	Director, CEO	May 31, 2019	N/A
Jacob Veatch	Director	May 31, 2019	N/A
Matthew Timpson	Director	May 31, 2019	N/A
Mary A Veatch	Secretary	May 31, 2019	N/A
Paul Knudson	CFO	June 24, 2019	N/A

The Company CEO, Paul Knudson, is compensated $15,000 per month for his services and has agreed to accept payment in the form of "restricted" Series E Preferred shares at rate of 1 share per $1.00 until such time as company is funded and generating revenue adequate to meet payroll. All other officers and directors have volunteered their time for 2020 and will revisit compensation issue for 2021.

NOTE 9 - SECURITY OWNERSHIP AND BENEFICIAL OWNERSHIP BY MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock as of December 31, 2020, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

Name of Beneficial	Common Stock No of Shares Percentage			Preferred Stock No of Shares Percentage
Directors and Officers
Paul Knudson, CEO, CFO, Director	35,771,667	*	1.75%	2,307,167	91.39%
Jacob Veatch, Director	0		0.0%	0	0.00%
Matthew Timpson, Director	0		0.0%	0	0.00%
Mary A Veatch, Secretary	0		0.0%	193,236	7.65%
Directors & Officers as a Group (4 Persons)	35,771,667		1.75%	2,500,403	99.04%
Other Beneficial Owners
None	0		0.0%	0	0.0%
Other Beneficial Owners as a Group	0		0.0%	0	0.0%

*Includes market purchase of 100,000 shares at $0.0018 on May 5, 2019 and 1,050,000 shares purchased at $0.0018 on October 31, 2019 and beneficial ownership through IRA of 200,000 shares at $0.0016, 235,000 shares at $0.0017 & 370,000 shares at $0.0019 purchased on October 31, 2019, 500,000 shares at $0.0016 purchased on November 5, 2019, and 1,500,000 shares at $0.0016 and 500,000 shares at $0.0015 purchased on November 6, 2019.

Also see footnotes (1) and (2) under the table in Item 7 of the 2019 Annual Report disclosure statement accompanying our unaudited financial statements for December 31, 2019.

F-36

XTRA BITCOIN INC. (CBTC)

Notes to Financial Statements

For Year Ended December 31, 2020

Unaudited

NOTE 10 - CONTINGENCIES & LITIGATION

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB 450- 20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. Company has no active or known pending litigation.

Limitation of Liability of Directors

Pursuant to the Wyoming General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Directors' liability under federal or applicable state securities laws. We have agreed to indemnify our Directors against expenses, judgments and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner, he believed to be in our best interests.

NOTE 11- SUBSEQUENT EVENTS

On March 26, 2020, Consultant Mr. David Chua Soon Li gave notice of his resignation as Consultant which became effective 30 days later April 26, 2020. Company and Consultant mutually agreed to end the engagement upon the advice of Company's legal counsel. As of April 26, 2020, Company has no qualified offering outstanding and no funds have been raised or transmitted to Company by Consultant. As of December 31, 2020, Company is still obligated to issue 10,000,000 shares of common stock to Consultant David Chua under the terms of the Consulting Agreement.

Company began receiving miners at the RINK facility in early April 2020, but due to government shutdown orders and border closure in response to the COVID-19 pandemic, Company has been unable to access the facility and perform the installation work. Company has contracted with Canadian electrician to perform the installation of transformer, but installation work has been delayed to date. Due to the government mandated shutdown orders and border closures in response to the COVID -19 pandemic, XTRA will seek to find Canadian based mining operators to host our miners on a temporary basis.

As of the date of the Issuer Certification below, there are 2,048,474,905 shares of common stock, 225,110 shares of Series A Preferred and 2,299,333 shares of Series E Preferred stock issued and outstanding.

F-37

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1#	Articles of Domestication (Wyoming, filed May 20, 2011)
2.2#	Articles of Amendment (Wyoming, filed May 20, 2011)
2.3#	Articles of Amendment (Wyoming, filed July 8, 2011)
2.4#	Articles of Amendment (Wyoming, filed September 13, 2011)
2.5#	Articles of Amendment (Wyoming, filed September 12, 2014)
2.6#	Certificate of Merger (Wyoming, filed June 25, 2019)
2.7#	Articles of Amendment (Wyoming, filed June 25, 2019)
2.8#	Articles of Correction (Wyoming, filed August 1, 2019)
2.9#	Articles of Correction (Wyoming, filed October 28, 2019)
2.10#	Bylaws
4.1#	Form of Subscription Agreement
6.1#	Contract of Sale of 70% of RINK
6.2#	Commercial Lease Agreement - RINK
6.3#	Sublease Agreement - Corporate Office
6.4#	Commercial Lease Agreement - Wonka Crypto Mine #5
6.5#	Commercial Lease Agreement - Wonka Crypto Mine #6
6.6#	Agreement re: Wonka #5 and #6 - 2.5MW
6.7#	Employment Agreement with Paul Knudson
7.1#	Agreement and Plan of Merger between Therapy Cells, Inc., now known as XTRA Bitcoin, Inc., Wyoming corporation, and XTRA Bitcoin, Inc., a Wyoming corporation.
12.1#	Opinion re: Legality

___________________________

# Filed herewith

54

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fruitland, State of Idaho, on December 6, 2021.

XTRA BITCOIN, INC. By: /s/ Paul Knudson Paul Knudson Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.
By: /s/ Paul Knudson Paul Knudson Chief Executive Officer, Acting Chief Financial Officer, Principal Accounting Officer, Treasurer and Director	December 6, 2021
By: /s/ Jacob Veatch Jacob Veatch Director	December 6, 2021
By: /s/ Matthew Timpson Matthew Timpson Director	December 6, 2021

55